Exhibit 4.1

EXECUTION VERSION

ENERGIZER GAMMA ACQUISITION, INC.

as Escrow Issuer

The Guarantors party hereto from time to time

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

INDENTURE

Dated as of July 6, 2018

6.375% Senior Notes due 2026

i

Appendix A—Provisions Relating to Notes

EXHIBIT INDEX

Exhibit A	—	Form of Initial Note

Exhibit B	—	Form of Supplemental Indenture Related to the Assumption and Guarantees on the Escrow Release Date

Exhibit C	—	Form of Supplemental Indenture for Future Guarantors

Exhibit D	—	Form of Note Following Company’s Assumption

CROSS-REFERENCE TABLE

TIA	Section	Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(b)	7.08; 7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.06
	(b)	12.03
	(c)	12.03
313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.06
	(c)	7.06; 12.02
	(d)	7.06
314	(a)(1)	4.03
	(a)(2)	4.03
	(a)(3)	4.03; 12.02
	(a)(4)	4.18
	(b)	N.A.
	(c)(1)	12.04
	(c)(2)	12.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	12.05
315	(a)	7.01
	(b)	7.05
	(c)	7.01
	(d)	7.01
	(e)	6.11
316	(a) (last sentence)	12.06
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
317	(a)	(1) 6.08
	(a)(2)	6.09
	(b)	2.05
318	(a)	12.01

N.A. means not applicable.

Note: This Cross-Reference Table shall not, for any purposes, be deemed to be part of this Indenture.

v

INDENTURE, dated as of July 6, 2018, among ENERGIZER GAMMA ACQUISITION, INC., a Missouri corporation (the “Escrow Issuer”), the Guarantors party hereto and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee (the “Trustee”).

RECITALS

The Escrow Issuer has duly authorized the execution and delivery of the Indenture to provide for the issuance on the date hereof of $500,000,000 aggregate principal amount of the Escrow Issuer’s 6.375% Senior Notes due 2026 (the “Original Notes”) issued therefor as provided herein (the Original Notes and any Additional Notes (as defined below) together referred to herein as the “Notes”). All things necessary to make the Indenture a valid agreement of the Escrow Issuer, in accordance with its terms, have been done, and the Escrow Issuer has done all things necessary to make the Notes, when executed by the Escrow Issuer and authenticated and delivered by the Trustee and duly issued by the Escrow Issuer, the valid obligations of the Escrow Issuer as hereinafter provided.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“Acquisition” means the acquisition by the Company of the Transferred Entities (as defined in the Acquisition Agreement) and the Transferred Assets (as defined in the Acquisition Agreement) and the assumption of the Assumed Liabilities (as defined in the Acquisition Agreement) pursuant to the Acquisition Agreement or any other Transaction Document (as defined in the Acquisition Agreement).

“Acquisition Agreement” means the Acquisition Agreement dated as of January 15, 2018 between Spectrum Brands Holdings, Inc. and the Company, as in effect on the Issue Date and as amended in accordance with its terms in a manner not materially adverse to the Holders of the Notes, as determined in good faith by the Company or with the consent of the Holders of a majority in principal amount of the Notes outstanding; provided that, any increase or decrease in the acquisition consideration shall not be deemed to be materially adverse to the Holders of the Notes so long as (x) any increase is funded by cash on hand or proceeds of an offering of the Company’s equity, and (y) any decrease is applied to reduce Debt under (i) the New Credit Agreement, or (ii) the New Credit Agreement, the EUR Notes (pursuant to the optional redemption provisions thereunder) and the Notes (pursuant to the provisions described under Section 3.07 on a pro rata basis).

“Additional Assets” means:

(a) any Property (other than cash, cash equivalents, securities and inventory or other current assets), including any improvements thereto through capital expenditures or otherwise, to be used, or that is useful, in a Permitted Business;

(b) Capital Stock of (i) a Person that becomes a Restricted Subsidiary as a result of the acquisition of that Capital Stock by the Issuer or another Restricted Subsidiary from any Person other than the Issuer or an Affiliate of the Issuer or (ii) any Person that at such time is a Restricted Subsidiary; provided, however, that, in the case of this clause (b), the Restricted Subsidiary is primarily engaged in a Permitted Business; or

(c) all or substantially all of the assets of a Permitted Business.

“Additional Notes” means any Notes issued under this Indenture in addition to the Original Notes, but excluding any Notes issued pursuant to Section 2.07, 2.08, 2.09 or 3.06 or Appendix A in respect of the Original Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with that specified Person.

For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of that Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(a) 1.0% of the principal amount of such Note; and

(b) the excess, if any, of (i) the present value on such Redemption Date of (A) the redemption price of such Notes on July 15, 2021 (such redemption price being that described in paragraph 5 of the Notes), plus (B) all required remaining scheduled interest payments due on such Note through July 15, 2021 computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (ii) the principal amount of such Note.

“Approved Bank” means (a) any lender under the revolving credit facility under the Credit Agreement, (b) any United States domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (c) any bank (or parent thereof) whose short-term commercial paper rating from S&P is at least A-2 or the equivalent thereof or from Moody’s is at least P-2 or the equivalent thereof.

“Asset Sale” means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) by the Issuer or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(a) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law),

(b) all or substantially all the assets of any division or line of business of the Issuer or any Restricted Subsidiary, or

(c) any other Property of the Issuer or any Restricted Subsidiary outside of the ordinary course of business of the Issuer or such Restricted Subsidiary,

other than, in the case of clause (a), (b) or (c) above,

(i) any disposition by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to a Restricted Subsidiary;

(ii) any disposition that constitutes a Permitted Investment or Restricted Payment permitted by Section 4.05;

(iii) any disposition effected in compliance with the first paragraph in Section 5.01;

(iv) any disposition that does not (together with all related dispositions) involve assets having a Fair Market Value or consideration in excess of $20.0 million;

(v) any disposition of Cash Equivalents in the ordinary course of business;

(vi) any disposition of obsolete, damaged or worn out property or equipment or property or equipment that is no longer useful in the conduct of the business and its Restricted Subsidiaries;

(vii) any disposition pursuant to a Sale and Leaseback Transaction;

(viii) the creation or Incurrence of a Permitted Lien or any other Lien created or Incurred in compliance with the covenant described in Section 4.06 and dispositions in connection therewith;

(ix) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(x) the issuance by a Restricted Subsidiary of Preferred Stock or Disqualified Stock that is permitted by the covenant described in Section 4.04;

(xi) a surrender or waiver of contract rights or a settlement, release or surrender of contract, tort or other claims in the ordinary course of business;

(xii) foreclosure on assets or property;

(xiii) any disposition of assets pursuant to the Transactions, including pursuant to a Divestiture Action;

(xiv) any grant of a non-exclusive license of trademarks, know-how, patents and any other intellectual property or intellectual property rights;

(xv) any sale or other disposition of Capital Stock in, or Debt or other securities of, an Unrestricted Subsidiary;

(xvi) the lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business;

(xvii) the lapse or abandonment of intellectual property rights in the ordinary course of business;

(xviii) the issuance of directors’ qualifying shares and shares issued to foreign nationals or other third parties as required by applicable law;

(xix) sales of inventory in the ordinary course of business;

(xx) any exchange of like-kind property (excluding any securities) pursuant to Section 1031 of the Code that are used or useful in a Permitted Business;

(xxi) condemnations or any similar action on assets;

(xxii) dispositions of accounts receivable and related assets to a Securitization Subsidiary or to banks, investment banks, insurance companies, mutual funds or other institutional lenders in connection with a Permitted Receivables Financing; and

(xxiii) any non-recourse factoring of accounts receivable pursuant to a factoring program sponsored by a retailer of national standing in partnership with a financial institution or otherwise entered into by the Company or any of its subsidiaries with a financial institution.

“Assumption” means the consummation of the Transactions whereby the Company assumes all of the obligations of the Escrow Issuer under the Notes and this Indenture pursuant to a supplemental indenture substantially in the form of Exhibit B on or prior to the Escrow Release Date.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at any date of determination,

(a) if the Sale and Leaseback Transaction creates a Capital Lease Obligation, or Synthetic Lease Obligation the amount of Debt represented thereby according to the definition of “Capital Lease Obligation” or “Synthetic Lease Obligation,” as applicable, and

(b) in all other instances, the greater of:

(1) the Fair Market Value of the Property subject to the Sale and Leaseback Transaction, and

(2) the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in the Sale and Leaseback Transaction (including any period for which the lease has been extended).

“Authentication Agent” means an institution, reasonably acceptable to the Issuer, appointed by the Trustee to authenticate the Notes.

“Average Life” means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

(a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of that Debt or redemption or similar payment with respect to that Preferred Stock multiplied by the amount of the payment by

(b) the sum of all payments of this kind.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” means a beneficial owner as defined in Rule 13d-3 under the Exchange Act, except that:

(a) a Person will be deemed to be the Beneficial Owner of all shares that the Person has the right to acquire, whether that right is exercisable immediately or only after the passage of time, and

(b) for purposes of clause (a) of the definition of “Change of Control,” any “person” or “group” (as those terms are defined in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, shall be deemed to be the Beneficial Owners of any Voting Stock of a corporation or other legal entity held by any other corporation or legal entity (the “parent corporation”), so long as that person or group Beneficially Owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of that parent corporation.

The term “Beneficially Own” shall have a corresponding meaning.

“Board of Directors” means: (1) with respect to a corporation, the board of directors of the corporation or a duly authorized committee of the board of directors; (2) with respect to a partnership, the board of directors (or other governing body) of the general partner of the partnership; (3) with respect to a limited liability company, the managing member or members or any controlling committee or board of managers of such company or the Board of Directors of the sole member or the managing member thereof; and (4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or the city in which the corporate trust office of the Trustee is located are authorized or required by law to close.

“Capital Lease Obligation” means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Indenture, the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty, in each case. For purposes of Section 4.06, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

“Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participation, rights, warrants, options or other interests in the nature of an equity interest in that Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into that equity interest.

“Capital Stock Sale Proceeds” means the aggregate net proceeds (including the Fair Market Value of property other than cash) received by the Issuer from the issuance or sale (other than to a Subsidiary of the Issuer or an employee stock ownership plan or trust established by the Issuer or the Subsidiary for the benefit of their employees) by the Issuer of its Capital Stock (other than Disqualified Stock) after the Existing Notes Effective Date, net of attorneys’ fees, accountants’ fees, initial purchasers’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with the issuance or sale and net of taxes paid or payable as a result thereof.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Issuer or any Restricted Subsidiary:

(a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than 24 months from the date of acquisition,

(b) U.S. Dollar denominated time deposits, certificates of deposit or bankers’ acceptances of any Approved Bank, in each case with maturities of not more than 364 days from the date of acquisition,

(c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, and maturing within 24 months of the date of acquisition,

(d) repurchase agreements entered into by any Person with a bank or trust company (including any Approved Bank) or recognized securities dealer having capital and surplus in excess of $500 million for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least one hundred percent (100%) of the amount of the repurchase obligations,

(e) Investments (classified in accordance with GAAP as current assets) in money market investment programs registered under the Investment Company Act of 1940 that are administered by financial institutions having capital of at least $500 million and the portfolios of which are limited to Investments of the character described in the foregoing subclauses hereof,

(f) other short-term investments utilized by the Issuer or any Restricted Subsidiary in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing,

(g) U.S. Dollars or foreign currencies held from time to time in the ordinary course of business, and

(h) interests in any investment company or money market fund which invests 95% or more of its assets in instruments specified in clauses (a) through (g) above.

“Change of Control” means the occurrence of any of the following events:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, becomes the ultimate Beneficial Owner, directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Issuer (other than Energizer Holdings, Inc. and its subsidiaries prior to the Escrow Release Date); provided, however, that an entity that conducts no other material activities other than holding Voting Stock of the Issuer or any direct or indirect parent of the Issuer and has no other material assets or liabilities other than such Voting Stock will not itself be considered a “person” for purposes of this clause (a); or

(b) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the Property of the Issuer and the Restricted Subsidiaries, considered as a whole (other than a disposition of assets as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary) shall have occurred; or

(c) the shareholders of the Issuer shall have approved any plan of liquidation or dissolution of the Issuer.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commodity Price Protection Agreement” means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect that Person against fluctuations in commodity prices.

“Company” means Energizer Holdings, Inc., a Missouri corporation, and its successors and assigns.

“Company Commitment Letter” means the Commitment Letter dated July 6, 2018 by and between the Escrow Issuer and the Company.

“Consolidated Current Liabilities” means, as of any date of determination, the consolidated current liabilities of the Issuer and its Restricted Subsidiaries that may properly be classified as current liabilities in conformity with GAAP, excluding, without duplication, (a) the current portion of any long-term Debt (including, for the avoidance of doubt, revolving credit loans under any Credit Facility with a term of more than one year from the closing date thereof) and (b) any amounts thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being determined.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus

(a) without duplication and to the extent deducted (and not added back) in determining such Consolidated Net Income, the sum of:

(i) consolidated interest expense (and, to the extent not reflected therein, bank and letter of credit fees and costs of surety bonds in connection with financing activities) for such period (including imputed interest expense in respect of Capital Lease Obligations and Synthetic Lease Obligations),

(ii) consolidated income tax expense for such period,

(iii) all amounts attributable to depreciation and amortization (including amortization of deferred financing fees) for such period,

(iv) any non-cash extraordinary charges for such period,

(v) any other non-cash charges (other than the write-down or write-off of current assets, any additions to bad debt reserve or bad debt expense or any accruals for estimated sales discounts, returns or allowances) for such period,

(vi) any losses for such period attributable to early extinguishment of Debt or obligations under any Swap Agreement,

(vii) any net after-tax extraordinary, unusual or nonrecurring losses, costs, charges or expenses,

(viii) restructuring, business optimization costs, charges or reserves (including any unusual or non-recurring operating expenses directly attributable to the implementation of cost savings initiatives), recruiting fees, fees of restructuring or business optimization consultants, integration and nonrecurring severance, relocation costs, one-time compensation charges, consolidation, transition, integration or other similar charges and expenses, contract termination costs, excess pension charges, system establishment charges, start-up or closure or transition costs, expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, fees, expenses or charges relating to curtailments or modifications to pension and post-retirement employee benefit plans and litigation settlements or losses outside the ordinary course of business),

(ix) the amount of “run-rate” cost savings (including, without limitation, cost savings with respect to salary, benefit and other direct savings resulting from workforce reductions and facility, benefit and insurance savings), operating expense reductions, other operating improvements, initiatives and synergies (including the modification and renegotiation of contracts and other arrangements), that are reasonably identifiable and factually supportable and projected by the Issuer in good faith and set forth in an Officers’ Certificate, to be reasonably anticipated to be realizable as a result of actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken within 24 months after (and in each case, including any actions taken or initiated prior to the Escrow Release Date, or the applicable consummation date of) any such Investment, acquisition (including the Transactions), disposition, merger, consolidation, reorganization or restructuring, transaction, cost savings initiative, other initiative or event, and in each case, added to Consolidated EBITDA as so projected until fully realized and calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements, initiatives and synergies had been realized on the first day of such period), net of the amount of actual benefits realized prior to or during such period from such actions, provided that the aggregate amount added back pursuant to this clause (ix) may not exceed, when aggregated with the amount of any increase for such period to Consolidated EBITDA pursuant to clause (ii) of the definition of “pro forma basis,” 25% for any four fiscal quarter period of Consolidated EBITDA for such period (prior to giving effect to any increase pursuant to such clause (ii) or this clause (a)( ix)), plus

(x) any expense or charges incurred during such period in connection with any issuance of debt, equity securities or any refinancing transaction, whether or not consummated, and minus

(b) without duplication

(i) to the extent not deducted in determining such Consolidated Net Income, all cash payments made during such period on account of non-cash charges that were or would have been added to Consolidated Net Income, and

(ii) to the extent included in determining such Consolidated Net Income, (A) any extraordinary gains and all non-cash items of income (other than normal accruals in the ordinary course of business) for such period and (B) any gains for such period attributable to early extinguishment of Debt or obligations under any Swap Agreement or Hedging Obligation, all determined on a consolidated basis in accordance with GAAP, provided that Consolidated EBITDA shall be calculated so as to exclude the effect of any gain or loss that represents after-tax gains or losses attributable to any sale, transfer or other disposition of assets by the Issuer or any Restricted Subsidiary, other than dispositions in the ordinary course of business, provided further that for the purposes of clause (ii) of the definition of “Permitted Debt” in Section 4.04, Consolidated EBITDA shall be calculated on a pro forma basis with such pro forma adjustments as are appropriate and consistent with the pro forma provisions set forth in the definition of Consolidated Fixed Charges Coverage Ratio.

“Consolidated Fixed Charges” means, for any period for the Issuer and its consolidated Restricted Subsidiaries, the sum, without duplication, of,

(a) Consolidated Interest Expense for such period, plus

(b) Disqualified Stock Dividends paid, accrued or scheduled to be paid or accrued during such period, excluding dividends paid in Qualified Capital Stock, plus

(c) Preferred Stock Dividends paid, accrued or scheduled to be paid or accrued during such period, excluding dividends paid in Qualified Capital Stock.

“Consolidated Fixed Charges Coverage Ratio” means, as of any date of determination, the ratio of:

(a) the aggregate amount of Consolidated EBITDA for the most recent four consecutive fiscal quarters ending prior to such determination date for which financial statements are required to be filed pursuant to Section 4.03 to

(b) Consolidated Fixed Charges for those four fiscal quarters;

provided, however, that:

(1) if:

(A) since the beginning of that period the Issuer or any Restricted Subsidiary has Incurred any Debt that remains outstanding or Repaid any Debt, or

(B) the transaction giving rise to the need to calculate the Consolidated Fixed Charges Coverage Ratio involves an Incurrence or Repayment of Debt,

Consolidated Fixed Charges for that period shall be calculated after giving effect on a pro forma basis to that Incurrence or Repayment as if the Debt was Incurred or Repaid on the first day of that period, provided that, in the event of any Repayment of Debt, Consolidated EBITDA for that period shall be calculated as if the Issuer or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt, and

(2) if:

(A) since the beginning of that period the Issuer or any Restricted Subsidiary shall have made any Asset Sale or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business,

(B) the transaction giving rise to the need to calculate the Consolidated Fixed Charges Coverage Ratio involves an Asset Sale, Investment or acquisition, or

(C) since the beginning of that period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of that period) shall have made such an Asset Sale, Investment or acquisition,

Consolidated EBITDA for that period shall be calculated on a pro forma basis after giving effect to the Asset Sale, Investment or acquisition as if the Asset Sale, Investment or acquisition occurred on the first day of that period.

If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on that Debt shall be calculated as if the base interest rate in effect for the floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to that Debt if the applicable Interest Rate Agreement has a remaining term in excess of 12 months). In the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Issuer shall be deemed, for purposes of clause (1) above, to have Repaid during that period the Debt of that Restricted Subsidiary to the extent the Issuer and its continuing Restricted Subsidiaries are no longer liable for that Debt after the sale.

“Consolidated Interest Expense” means, for any period for the Issuer and its Restricted Subsidiaries, all interest expense on a consolidated basis determined in accordance with GAAP, but including, in any event, the interest component under Capital Lease Obligations, Synthetic Lease Obligations and any premiums, fees, discounts, expenses and losses on the sale of accounts receivable (and any amortization thereof) payable by the Issuer or any Restricted Subsidiary in connection with a Permitted Receivables Financing.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) the aggregate amount of all Debt of the Issuer and its Restricted Subsidiaries, other than Debt of the type described in clauses (d) and (h) of the definition of Debt, (on a pro forma basis reflecting any Incurrence of Debt and repayment of Debt made on such date) to (b) the aggregate amount of Consolidated EBITDA for the Issuer for the four full fiscal quarters, treated as one period, ending prior to the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio for which financial statements are required to be filed pursuant to Section 4.03. In addition to and without limitation of the foregoing, for purposes of this definition, this ratio shall be calculated in a manner consistent with the definition of the “Consolidated Fixed Charges Coverage Ratio,” including any pro forma calculations.

“Consolidated Net Income” means, for any period, the net income or loss of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Person (other than the Issuer) that is not a Restricted Subsidiary except to the extent of the amount of cash dividends or similar cash distributions actually paid by such Person to the Issuer or, subject to clauses (b) and (c) below, any of the Restricted Subsidiaries during such period, (b) the income of, and any amounts referred to in clause (a) above paid to, any Restricted Subsidiary (other than a Guarantor) to the extent that, on the date of determination, the declaration or payment of cash dividends or similar cash distributions by such Restricted Subsidiary is restricted by operation of the terms of its organizational documents or any agreement, instrument, judgment, decree, statute, rule or regulation applicable to such Restricted Subsidiary, (c) the income or loss of, and any amounts referred to in clause (a) above paid to, any Restricted Subsidiary that is not wholly owned by the Issuer to the extent such income or loss or such amounts are attributable to the noncontrolling interest in such Restricted Subsidiary, (d) any (i) non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions and (ii) income (loss) attributable to deferred compensation plans or trusts, (e) any gain or loss (less all fees and expenses relating thereto) realized upon sales or other dispositions of assets of the Issuer or such Restricted Subsidiary, other than in the ordinary course of business, (f) any after-tax effect of income (loss) from the early extinguishment of Debt or Hedging Obligations or other derivative instruments, (g) the cumulative effect of a change in accounting principles, (h) the effects from applying purchase accounting, including applying purchase accounting to inventory, property and equipment, software and other intangible assets and deferred revenue required or permitted by GAAP and related authoritative pronouncements, as a result of any other past or future acquisitions or the amortization or write-off of any amounts thereof, (i) any fees and expenses paid in connection with the Transactions and other unusual or non-recurring gains or losses or income or expenses in connection with the Transactions and (j) any restructuring charges and any fees, expenses and charges related to the Transactions or any proposed or consummated equity offering, investment, acquisition, disposition, Incurrence of Debt or recapitalization.

Notwithstanding the foregoing, (i) for purposes of Section 4.05 only, there shall be excluded from Consolidated Net Income any dividends, repayment of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Issuer or a Restricted Subsidiary to the extent the dividends, repayments or transfers increase the amount of Restricted Payments permitted under that covenant pursuant to clause (c)(iv) thereof, and (ii) any net income (loss) of any Person (other than the Issuer) that is not a Restricted Subsidiary shall be excluded in calculating Consolidated Net Income, except that the Issuer’s equity in the net income of any such Person for any period shall be included without duplication, in such Consolidated Net Income up to the aggregate amount of cash distributed by the Person during such period to the Issuer or a Restricted Subsidiary as a dividend or distribution.

“Consolidated Net Tangible Assets” means the aggregate amount of assets of the Issuer and its Restricted Subsidiaries after deducting therefrom (i) Consolidated Current Liabilities and (ii) (to the extent otherwise included therein) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other intangible assets, all as set forth on the most recent quarterly or annual (as the case may be) consolidated balance sheet (prior to the relevant date of determination) which is required to be filed pursuant to Section 4.03 of such Person and its Restricted Subsidiaries in accordance with GAAP.

“Consolidated Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) the aggregate amount of all Debt of the Issuer and its Restricted Subsidiaries secured by Liens at the date of determination, other than secured Debt of the type described in clauses (d) and (h) of the definition of Debt, (on a pro forma basis reflecting any Incurrence of Debt and repayment of Debt made on such date) to (b) the aggregate amount of Consolidated EBITDA for the Issuer for the four full fiscal quarters, treated as one period, ending prior to the date of the transaction giving rise to the need to calculate the Consolidated Secured Leverage Ratio for which financial statements are required to be filed pursuant to Section 4.03. In addition to and without limitation of the foregoing, for purposes of this definition, this ratio shall be calculated in a manner consistent with the definition of the “Consolidated Fixed Charges Coverage Ratio,” including any pro forma calculations.

“Credit Agreement” means (i) until the Escrow Release Date, the Existing Credit Agreement, and (ii) from and after the Escrow Release Date, the New Credit Agreement.

“Credit Facilities” means, with respect to the Issuer or any Restricted Subsidiary, (1) the facilities provided in the Credit Agreement and (2) one or more debt or commercial paper facilities (including related Guarantees) with banks, investment banks, insurance companies, mutual funds or other institutional lenders providing for revolving credit loans, term loans, notes or receivables or inventory financing (including through the sale of receivables or inventory to institutional lenders or to special purpose, bankruptcy remote entities formed to borrow from institutional lenders against those receivables or inventory); in each case together with any Refinancing thereof on any basis so long as such Refinancing constitutes Debt.

“Currency Exchange Protection Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect that Person against fluctuations in currency exchange rates.

“Date of Determination” means the earliest date to occur of (i) the determination by the Board of Directors of the Company, in its good faith judgment, that the Escrow Release Date will not occur on or prior to the Outside Date, (ii) the Acquisition Agreement having been terminated in accordance with its terms, or (iii) the Outside Date.

“Date of Determination Officer Certificate” means an Officers’ Certificate of the Escrow Issuer, which certificate shall include a statement that the Date of Determination has occurred, a notice as to the amount of the Special Redemption Price, a statement instructing the Trustee to execute and deliver a Joint Payment Instruction and an acknowledgment to the effect that all conditions precedent provided for in this Indenture to the Special Redemption have been complied with.

“Debt” means, with respect to any Person on any date of determination (without duplication):

(a) the principal of and premium (if any) in respect of:

(1) debt of the Person for money borrowed, and

(2) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Person is responsible or liable;

(b) all Capital Lease Obligations and Synthetic Lease Obligations of the Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by the Person;

(c) all obligations of the Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of the Person and all obligations of the Person under any title retention agreement (but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business);

(d) all obligations of the Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (a) through (c) above) entered into in the ordinary course of business of the Person to the extent those letters of credit are not drawn upon or, if and to the extent drawn upon, the drawing is reimbursed no later than the third Business Day following receipt by the Person of a demand for reimbursement following payment on the letter of credit);

(e) the amount of all obligations of the Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of the Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

(f) all obligations of the type referred to in clauses (a) through (e) of other Persons and all dividends of other Persons for the payment of which, in either case, the Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(g) all obligations of the type referred to in clauses (a) through (f) of other Persons secured by any Lien on any Property of the Person (whether or not such obligation is assumed by the Person), the amount of such obligation being deemed to be the lesser of the value of that Property or the amount of the obligation so secured;

(h) to the extent not otherwise included in this definition, Hedging Obligations of such Person (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligations that would be payable by such person at such time); and

(i) the amount of any obligations under a Permitted Receivables Financing to which such Person is a party.

Notwithstanding the foregoing, Debt shall not include any customary earn-out obligations or other contingent acquisition consideration until due and payable. The amount of Debt of any Person at any date shall be the outstanding balance at that date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at that date.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note bearing, if required, the restricted securities legend set forth in Section 2.3(c) of Appendix A.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of cash and Cash Equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction and any sale or issuance of Capital Stock in a Restricted Subsidiary but excluding any sale or issuance of Capital Stock in the Issuer) of any Property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding, for purposes hereof, (a) Dispositions of obsolete, worn out or no longer useful property, whether now owned or hereafter acquired, in each case, in the ordinary course of business, (b) Dispositions of inventory, promotional materials and product displays in the ordinary course of business, (c) Dispositions of equipment to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property; (d) Dispositions of defaulted receivables in the ordinary course of business for collection, (e) any Involuntary Disposition and (f) the unwinding of any Hedging Obligation.

“Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

(a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

(b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or

(c) is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock,

on or prior to, in the case of clause (a), (b) or (c), the first anniversary of the Stated Maturity of the Notes.

“Disqualified Stock Dividends” means all dividends with respect to Disqualified Stock of the Issuer or any Restricted Subsidiary held by Persons other than the Issuer or a Wholly Owned Restricted Subsidiary. The amount of any dividend of this kind shall be equal to the quotient of the dividend divided by the difference between one and the maximum statutory consolidated federal, state and local income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of the Disqualified Stock.

“Divestiture Action” means any sale, license, divestiture or other transfer of the assets or businesses or products or product lines by any Person if necessary to obtain any requisite approvals, authorizations, consents, clearances, orders, licenses, permits, qualifications, exemptions or waivers from a governmental authority to permit the consummation of the Acquisition prior to the termination date provided in the Acquisition Agreement.

“Domestic Restricted Subsidiary” means, a Restricted Subsidiary that is any direct or indirect Subsidiary of the Issuer that is organized under the laws of the United States, any state of the United States or the District of Columbia.

“Equity Offering” means (i) an underwritten public equity offering of Qualified Capital Stock of the Issuer pursuant to an effective registration statement under the Securities Act, or any direct or indirect parent company of the Issuer but only to the extent contributed to the Issuer in the form of Qualified Capital Stock of the Issuer or (ii) a private equity offering of Qualified Capital Stock of the Issuer, or any direct or indirect parent company of the Issuer but only to the extent contributed to the Issuer in the form of Qualified Capital Stock of the Issuer, other than any public offerings registered on Form S-8.

“Escrow Account” means an account, under the control of the Trustee, established pursuant to the Escrow Agreement that includes only cash, the proceeds thereof and interest earned thereon, free from all Liens other than the Lien in favor of the Trustee for its benefit and the benefit of the Holders of the Notes.

“Escrow Agent” means Barclays Bank PLC, New York branch.

“Escrow Agreement” means the Escrow Account Terms and Conditions, dated as of July 6, 2018, among the Escrow Issuer, the Trustee and Barclays Bank PLC, New York Branch, as escrow agent, and all documentation related thereto (including the Escrow Account Commercial Terms, the Escrow Account Security Procedures and all schedules and exhibits attached thereto), as the same may be amended, supplemented or succeeded, from time to time in accordance with the terms hereof and thereof.

“Escrow Conditions” means the following conditions required to be satisfied to cause the release of the proceeds of the escrow account referred to in the Escrow Agreement.

(1) the Acquisition shall be consummated substantially concurrently with the Release of the funds in the Escrow Account in accordance with the terms of the Acquisition Agreement in all material respects and no provision of the Acquisition Agreement shall have been amended or waived or modified in a manner materially adverse to the Holders of the Notes, as determined in good faith by the Company, without the consent of the Holders of a majority in principal amount of the Notes outstanding; provided that, any increase or decrease in the acquisition consideration shall not be deemed to be materially adverse to the Holders of the Notes so long as (x) any increase is funded by cash on hand or proceeds of an offering of the Company’s equity and (y) any decrease is applied to reduce Debt under (i) the New Credit Agreement, or (ii) the New Credit Agreement, the EUR Notes (pursuant to the optional redemption provisions thereunder) and the Notes (pursuant to the provisions described under Section 3.07) on a pro rata basis;

(2) (x) the satisfaction of all conditions precedent to initial funding of the New Credit Agreement, consisting of (i) a senior secured first lien term loan facilities in an aggregate amount not to exceed $1,200 million and (ii) a $400 million senior secured first lien revolving credit facility, with terms consistent in all material respects with those described in the Offering Memorandum; (y) the Incurrence of up to $1,200 million under the New Credit Agreement and the release to the Escrow Issuer, the Company or a Subsidiary thereof of such amount from any applicable escrow arrangements thereto; and (z) the repayment and termination of the Existing Credit Agreement;

(3) the Escrow Issuer shall merge with and into the Company, with the Company as the surviving entity;

(4) upon such Release and after giving effect thereto, no Default shall have occurred and be continuing;

(5) the funds held in escrow by the escrow agent relating to the EUR Notes shall be released to, or at the direction of, the EUR Issuer, by the applicable escrow agent; and

(6) (a) the Company shall execute and deliver a supplemental indenture in the form of Exhibit B hereto pursuant to which it shall assume the obligations of the Escrow Issuer under this Indenture and the Notes, (b) the execution and delivery by each Domestic Restricted Subsidiary of the Issuer that is required to provide a guarantee or is a borrower under the New Credit Agreement of (i) a supplemental indenture in the form of Exhibit B hereto pursuant to which it will become a Guarantor party to this Indenture and (ii) a joinder agreement under which it will become a party to the Purchase Agreement and (c) the delivery by the Issuer of certain opinions of its counsel to the initial purchasers as specified in the Purchase Agreement.

“Escrow Property” has the meaning given to that term in the Escrow Agreement.

“Escrow Release Date” means the date of the Release.

“EUR Indenture” means the Indenture dated as of July 6, 2018, as amended and supplemented, among the EUR Issuer, the guarantors party thereto from time to time, The Bank of New York Mellon Trust Company, N.A., as trustee and registrar and The Bank of New York Mellon, London Branch, as paying agent.

“EUR Issuer” means Energizer Gamma Acquisition B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands.

“EUR Notes” the EUR Issuer’s 4.625% Notes due 2026.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.

“Existing Credit Agreement” means the credit agreement dated as of June 30, 2015, by and among the Company, the lenders and issuing banks from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

“Existing Notes” means the Company’s 5.500% Senior Notes due 2025.

“Existing Notes Effective Date” means July 1, 2015.

“Existing Notes Indenture” means the Indenture dated as of June 1, 2015, as amended and supplemented, among the Company, the guarantors party thereto from time to time, and The Bank of New York Mellon Trust Company, N.A., as trustee.

“Existing Notes Offering Memorandum” means the Company’s final Offering Memorandum dated as of May 15, 2015 relating to the Existing Notes.

“Fair Market Value” means, with respect to any asset or liability, the fair market value of such asset or liability, as determined by an Officer of the Company in good faith.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not a Domestic Restricted Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board Accounting Standards Codification or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect from time to time; provided that leases will be accounted for using the generally accepted accounting principles in the United States in effect on the Issue Date and any changes in the accounting for leases after the Issue Date will be disregarded. For the purposes of this Indenture, the term “consolidated,” with respect to any Person, shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment. If at any time the SEC permits or requires U.S. domiciled companies subject to the reporting requirements of the Exchange Act to use IFRS in lieu of GAAP for financial reporting purposes, the Issuer may elect by written notice to the Trustee to so use IFRS in lieu of GAAP and, upon any such notice, references herein to GAAP shall thereafter be construed to mean (a) for periods beginning on and after the date specified in such notice, IFRS as in effect on the date specified in such notice and as in effect from time to time (for all other purposes of this Indenture) and (b) for prior periods, GAAP as defined in the first sentence of this definition.

“Global Note” means a Note in registered global form without interest coupons.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of that Person:

(a) to purchase or pay (or advance or supply funds for the purchase or payment of) the Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

(b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include:

(1) endorsements for collection or deposit in the ordinary course of business, or

(2) a contractual commitment by one Person to invest in another Person for so long as the Investment is reasonably expected to constitute a Permitted Investment under clause (a), (b) or (i) of the definition of “Permitted Investment.”

The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means the Guarantors that execute a Supplemental Indenture in the form of Exhibit B to this Indenture on the Escrow Release Date and each Restricted Subsidiary that executes a supplemental indenture in the form of Exhibit B or Exhibit C to this Indenture providing for the guarantee of the payment of the Notes, any successor obligor under its Note Guaranty pursuant to Article 5, unless and until such Guarantor is released from its Note Guaranty pursuant to this Indenture.

“Hedging Obligation” of any Person means any obligation of that Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

“Holder” or “Noteholder” means the Person in whose name the Note is registered on the Note register described in Section 2.04.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of that Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any Debt or obligation on the balance sheet of that Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of that Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of that Debt; provided further, however, that any Debt or other obligations of a Person existing at the time the Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by that Subsidiary at the time it becomes a Subsidiary; and provided further, however, that solely for purposes of determining compliance with Section 4.04, amortization of debt discount or premium shall not be deemed to be the Incurrence of Debt, provided that in the case of Debt sold at a discount or at a premium, the amount of the Debt Incurred shall at all times be the aggregate principal amount at Stated Maturity.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Independent Financial Advisor” means an investment banking firm of national standing or any third party appraiser of national standing, provided that the firm or appraiser is not an Affiliate of the Company.

“Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate option agreement or other similar agreement or arrangement designed to protect against fluctuations in interest rates.

“Investment” by any Person means any direct or indirect loan (other than advances to customers and suppliers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of that Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor undertakes any Support Obligation with respect to Debt or other obligations of such other Person. For purposes of Section 4.05, Section 4.10 and the definition of “Restricted Payment,” Investment shall include the portion (proportionate to the Issuer’s equity interest in the Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Issuer at the time that the Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of that Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent Investment in an Unrestricted Subsidiary of an amount (if positive) equal to:

(a) the Issuer’s Investment in that Subsidiary at the time of such redesignation, less

(b) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of that Subsidiary at the time of such redesignation.

In determining the amount of any Investment made by transfer of any Property other than cash, the Property shall be valued at its Fair Market Value at the time of the Investment.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P or, in the event S&P or Moody’s shall cease rating the Notes (for reasons outside the control of the Issuer) the Issuer shall select any other Rating Agency, the equivalent of such ratings by such other Rating Agency.

“Involuntary Disposition” means the receipt by the Issuer or any Restricted Subsidiary of any cash insurance proceeds or condemnation awards or expropriation compensation payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of its Property.

“Issue Date” means July 6, 2018.

“Issuer” means (i) prior to the Escrow Release Date and the Assumption, the Escrow Issuer, and (ii) from and after the Escrow Release Date and the Assumption, the Company, in each case until a successor replaces such party pursuant to the applicable provisions hereof and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

“Joint Payment Instruction” means payment instructions executed by the Escrow Issuer and the Trustee in the form attached as Schedule 2 to the Escrow Account Security Procedures of the Escrow Agreement.

“Lien” means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to that Property (including any Capital Lease Obligation, Synthetic Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

“Material Disposition” means a Disposition where the aggregate consideration therefor (including Debt assumed by the transferee in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith) exceeds $150.0 million.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Available Cash” from any Asset Sale means cash payments received therefrom (including any cash payments received upon the sale or other disposition of any Designated Non-Cash Consideration received in any Asset Sale, any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of that Asset Sale or received in any other non-cash form), in each case net of:

(a) all legal, title and recording tax expenses, commissions and other fees (including, without limitation, brokers’ or investment bankers’ commissions or fees) and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of the Asset Sale,

(b) all payments made on any Debt that is secured by any Property subject to the Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to that Property, or which must by its terms, or in order to obtain a necessary consent to the Asset Sale, or by applicable law, be repaid out of the proceeds from the Asset Sale,

(c) all distributions and other payments required to be made to noncontrolling interest holders in Subsidiaries or joint ventures as a result of the Asset Sale, and

(d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in the Asset Sale and retained by the Issuer or any Restricted Subsidiary after the Asset Sale, provided, that, to the extent that any portion of the consideration for an Asset Sale is required by contract to be held in a separate escrow or deposit account to support indemnification, adjustment of purchase price or similar obligations, such portion of the consideration shall become Net Available Cash only at such time as it is released to the Issuer or a Restricted Subsidiary from the escrow or deposit account.

“Net Cash Proceeds” means with respect to any incurrence or issuance of Debt, the aggregate principal amount actually received in cash by the Issuer or any Restricted Subsidiary in connection therewith, net of direct costs (including legal, accounting and investment banking fees and expenses, sales brokerage commissions and underwriting discounts).

“Note Guaranty” means the guaranty of the Notes by a Guarantor pursuant to this Indenture.

“Noteholder” has the meaning ascribed to it under the definition of Holder.

“New Credit Agreement” means the credit agreement to be entered into on or prior to the Escrow Release Date by and among the Company, the Escrow Issuer, to the extent a party thereto, the lenders and issuing banks from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, as amended, restated, supplemented, modified, renewed, refunded, replaced (whether at maturity or thereafter) or refinanced from time to time in one or more agreements (in each case with the same or new agents, lenders or institutional investors), including any agreement adding or changing the borrower or any guarantor or extending the maturity thereof or otherwise restructuring all or any portion of the Debt thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof.

“Offering Memorandum” means the final offering memorandum relating to the offering of the Original Notes dated June 21, 2018.

“Officer” means the Chief Executive Officer, the Chief Financial Officer, Vice Chairman, any President, the Chief Accounting Officer, any Executive Vice President, any Senior Vice President, the Treasurer, the Secretary of the Issuer or any other officer designated by the Issuer’s Board of Directors.

“Officers’ Certificate” means a certificate signed by two Officers of the Issuer, at least one of whom shall, in the case of an Officers’ Certificate delivered by the Company, be the principal executive officer, principal financial officer or the principal accounting officer of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

“Outside Date” means July 15, 2019.

“Permitted Business” means any business that is reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Issuer and its Restricted Subsidiaries are engaged in on the Issue Date.

“Permitted Investment” means any Investment by the Issuer or a Restricted Subsidiary in:

(a) any Restricted Subsidiary or any Person that will, upon the making of such Investment, become a Restricted Subsidiary, provided that the primary business of the Restricted Subsidiary is a Permitted Business;

(b) any Person if as a result of the Investment that Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Issuer or a Restricted Subsidiary, provided that the Person’s primary business is a Permitted Business;

(c) cash, Cash Equivalents and Temporary Cash Investments;

(d) commission, payroll, travel and similar advances to cover matters that are expected at the time of those advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(e) loans and advances to directors, officers and employees (i) made in the ordinary course of business (provided that those loans and advances do not exceed $5.0 million at any one time) or (ii) to finance the purchase of Capital Stock of the Issuer, in compliance with applicable laws (provided that those loans and advances do not exceed $10.0 million at any one time outstanding);

(f) stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or a Restricted Subsidiary or in satisfaction of judgments;

(g) any Person to the extent the Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with Section 4.07;

(h) Hedging Obligations permitted under clauses (v), (vi), (vii) or (xv) of the definition of “Permitted Debt” in Section 4.04;

(i) customers or suppliers of the Issuer or any of its Subsidiaries in the form of extensions of credit or transfers of Property, to the extent otherwise constituting an Investment, and in the ordinary course of business and any Investments received in the ordinary course of business in satisfaction or partial satisfaction thereof;

(j) any Person if the Investments (or binding commitments in respect thereof) are outstanding on the Issue Date and not otherwise described in clauses (a) through (i) above;

(k) any securities, derivative instruments or other Investments of any kind that are acquired and held for the benefit of Issuer employees in the ordinary course of business pursuant to deferred compensation plans or arrangements approved by the Board of Directors; provided, however, that (i) the amount of such Investment represents funds paid or payable in respect of deferred compensation previously included as an expense in the calculation of Consolidated Net Income (and not excluded pursuant to clause (f) of the definition of “Consolidated Net Income”), and (ii) the terms of such Investment shall not require any additional Investment by the Issuer or any Restricted Subsidiary;

(l) any Person (other than an Affiliate) in an aggregate amount not to exceed the greater of (x) $125.0 million or (y) 11.0% of Consolidated Net Tangible Assets (measured at the time of Investment);

(m) any Investment acquired in exchange for shares of Capital Stock of the Issuer (other than Disqualified Stock); provided that the proceeds of such issuance shall be excluded from the definition of “Capital Stock Sale Proceeds”;

(n) any receivable owing to the Issuer or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(o) any Investment (i) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of bankruptcy, workout, reorganization or recapitalization of any Restricted Subsidiary of such other Investment or accounts receivable, (ii) in satisfaction of judgments or in compromise, settlement or resolution of any litigation, arbitration or other dispute, or (iii) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(p) Guarantees of Debt issued in accordance with Section 4.04;

(q) Investments made in connection with the funding of contributions under any nonqualified retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by the Issuer and its Restricted Subsidiaries in connection with such plans;

(r) Investments in any person engaged in a Permitted Business in an aggregate amount not to exceed the greater of (x) $150.0 million or (y) 14.0% of Consolidated Net Tangible Assets (measured at the time of Investment);

(s) Investments in joint ventures in an aggregate amount not to exceed the greater of (x) $75.0 million or (y) 7.0% of Consolidated Net Tangible Assets (measured at the time of Investment);

(t) Investments in Unrestricted Subsidiaries in an aggregate amount not to exceed the greater of (x) $75.0 million or (y) 7.0% of Consolidated Net Tangible Assets (measured at the time of Investment);

(u) Debt in respect of overdraft facilities, employee credit card programs and other cash management arrangements in the ordinary course of business;

(v) Investments in a Securitization Subsidiary that are necessary or desirable to effect any Permitted Receivables Financing; and

(w) any Investment, if on a pro forma basis after giving effect to such Investment, the Consolidated Leverage Ratio would not be greater than 3.50 to 1.00.

For the avoidance of doubt, any Investment that is a Permitted Investment hereunder may be transferred to the Issuer or another Restricted Subsidiary, or exchanged for other assets of the Issuer or another Restricted Subsidiary.

“Permitted Liens” means:

(a) Liens (including, without limitation and to the extent constituting a Lien, negative pledges) to secure Debt Incurred under clause (ii) of the definition of “Permitted Debt” in Section 4.04, regardless of whether the Issuer and the Restricted Subsidiaries are actually subject to Section 4.04 at the time the Lien is Incurred;

(b) Liens for taxes, assessments or governmental charges or levies on the Property of the Issuer or any Restricted Subsidiary and deposits in respect thereof if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

(c) Liens imposed by law, such as carriers’, warehousemen’s, materialmen’s, repairmen’s and mechanics’ Liens and other similar Liens, on the Property of the Issuer or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

(d) Liens on the Property of the Issuer or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, including banker’s liens and rights of set-off, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Issuer and the Restricted Subsidiaries taken as a whole;

(e) Liens on Property at the time the Issuer or any Restricted Subsidiary acquired the Property, including Property acquired pursuant to the Acquisition or any other acquisition by means of a merger or consolidation with or into the Issuer or any Restricted Subsidiary; provided, however, that any Lien of this kind may not extend to any other Property of the Issuer or any Restricted Subsidiary; provided further, however, that the Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which the Property was acquired by the Issuer or any Restricted Subsidiary;

(f) Liens on the Property of a Person at the time that Person becomes a Restricted Subsidiary; provided, however, that any Lien of this kind may not extend to any other Property of the Issuer or any other Restricted Subsidiary that is not a direct Subsidiary of that Person (other than after-acquired property that is (a) affixed or incorporated into the property covered by such Lien, (b) subject to a Lien securing such Debt, the terms of which Debt requires or includes a pledge of after-acquired property and (c) the proceeds and products thereof); provided further, however, that the Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which the Person became a Restricted Subsidiary;

(g) pledges or deposits by the Issuer or any Restricted Subsidiary under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Issuer or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Issuer or any Restricted Subsidiary, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

(h) Liens (including, without limitation and to the extent constituting Liens, negative pledges), assignments and pledges of rights to receive premiums, interest or loss payments or otherwise arising in connection with workers’ compensation loss portfolio transfer insurance transactions or any insurance or reinsurance agreements pertaining to losses covered by insurance, and Liens (including, without limitation and to the extent constituting Liens, negative pledges) in favor of insurers or reinsurers on pledges or deposits by the Issuer or any Restricted Subsidiary under workmen’s compensation laws, unemployment insurance laws or similar legislation;

(i) Liens of landlords on fixtures, equipment and movable property located on leased premises and utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

(j) Liens arising out of judgments or awards against the Issuer or a Restricted Subsidiary with respect to which the Issuer or the Restricted Subsidiary shall then be proceeding with an appeal or other proceeding for review;

(k) Liens in favor of issuers of performance, stay, appeal, indemnification, surety or similar bonds, completion guarantees or letters of credit issued pursuant to the request of and for the account of the Issuer or a Restricted Subsidiary in the ordinary course of its business, provided that these letters of credit do not constitute Debt;

(l) leases or subleases of real property granted by the Issuer or a Restricted Subsidiary to any other Person and not interfering in any material respect with the business of the Issuer and its Subsidiaries, taken as a whole;

(m) Liens (including, without limitation and to the extent constituting Liens, negative pledges) on intellectual property arising from intellectual property licenses entered into in the ordinary course of business;

(n) Liens or negative pledges attaching to or related to joint ventures engaged in a Permitted Business, restricting Liens on interests in those joint ventures;

(o) Liens existing on the Issue Date not otherwise described in clauses (a) through (n) above;

(p) Liens securing Debt Incurred pursuant to clause (xii) of the definition of “Permitted Debt” in Section 4.04 on the Property purchased with the proceeds of such Debt;

(q) Liens on the Property of the Issuer or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (e), (f), (o) or (p) above or (x) below; provided, however, that any Lien of this kind shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property) and the aggregate principal amount of Debt that is secured by the Lien shall not be increased to an amount greater than the sum of:

(1) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause (e), (f), (o) or (p) above or (x) below, as the case may be, at the time the original Lien became a Permitted Lien under this Indenture, and

(2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Issuer or the Restricted Subsidiary in connection with the Refinancing;

(r) Liens on cash or Temporary Cash Investments held as proceeds of Permitted Refinancing Debt pending the payment, purchase, defeasance or other retirement of the Debt being Refinanced;

(s) Liens not otherwise permitted by clauses (a) through (r) above securing obligations with an aggregate principal amount not to exceed the greater of $125.0 million or (y) 11.0% of Consolidated Net Tangible Assets (measured at the time of incurrence) at any one time outstanding;

(t) Liens securing Hedging Obligations permitted under clause (v), (vi), (vii) or (xv) of the definition of “Permitted Debt” in Section 4.04;

(u) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(v) Liens on escrowed proceeds for the benefit of the related holders of debt securities or other Debt (or the underwriters or arrangers thereof) or on cash set aside at the time of the Incurrence of any Debt or government securities purchased with such cash, in either case to the extent such cash or government securities prefund the payment of interest on such Debt and are held in an escrow account or similar arrangement to be applied for such purpose;

(w) Liens on escrow accounts (including the Escrow Account) created for the benefit of or to secure, directly or indirectly, the Notes, the EUR Notes, or the Credit Agreement prior to satisfaction of the Escrow Conditions;

(x) Liens (including, without limitation and to the extent constituting a Lien, negative pledges) to secure Debt so long as on a pro forma basis the Consolidated Secured Leverage Ratio does not exceed 3.00 to 1.00;

(y) Liens (1) securing Debt Incurred pursuant to clauses (xi) or (xiv) of the definition of “Permitted Debt” in Section 4.04 or (2) on assets of a Foreign Subsidiary securing Debt of a Foreign Subsidiary;

(z) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(aa) any interest or title of a lessor under any Capital Lease Obligation or operating lease;

(bb) Liens (i) of a collection bank arising under Section 4-208 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (ii) attaching to pooling, commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of banking or other financial institutions or electronic payment service providers arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking or finance industry;

(cc) Liens solely on any cash earnest money deposits made by Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Indenture;

(dd) Liens on property or assets used to defease or to irrevocably satisfy and discharge Debt; provided that such defeasance or satisfaction and discharge is not prohibited by this Indenture;

(ee) Liens in connection with the sale or transfer of any equity interests or other assets in a transaction permitted under this Indenture, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(ff) Liens on accounts receivable and related assets and proceeds thereof arising in connection with a Permitted Receivables Financing; and

(gg) Liens arising from Uniform Commercial Code financing statement filings regarding supply chain finance programs or other receivables sale transactions in the ordinary course of business.

“Permitted Receivables Financing” means any receivables financing facility or arrangement pursuant to which a Securitization Subsidiary purchases or otherwise acquires accounts receivable of the Issuer or any Restricted Subsidiaries and enters into a third party financing thereof on terms that the Board of Directors has concluded are customary and market terms fair to the Issuer and its Restricted Subsidiaries.

“Permitted Refinancing Debt” means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

(a) the new Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

(1) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced, and

(2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to the Refinancing,

(b) the Average Life of the new Debt is equal to or greater than the Average Life of the Debt being Refinanced,

(c) the Stated Maturity of the new Debt is no earlier than the Stated Maturity of the Debt being Refinanced, and

(d) the new Debt shall not be senior in right of payment to the Debt that is being Refinanced;

provided, however, that Permitted Refinancing Debt shall not include:

(x) Debt of a Subsidiary that is not a Guarantor that Refinances Debt of the Issuer or any Guarantor, or

(y) Debt of the Issuer or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of that Person, over shares of any other class of Capital Stock issued by that Person.

“Preferred Stock Dividends” means all dividends with respect to Preferred Stock of the Issuer or any Restricted Subsidiary held by Persons other than the Issuer or a Wholly Owned Restricted Subsidiary. The amount of any dividend of this kind shall be equal to the quotient of the dividend divided by the difference between one and the maximum statutory consolidated federal, state and local income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of the Preferred Stock.

“Productive Assets” means assets (other than securities and inventory) that are used or usable by the Issuer and its Restricted Subsidiaries in Permitted Businesses.

“pro forma basis” means, with respect to any computation hereunder required to be made on a pro forma basis giving effect to any proposed Investment or other acquisition, any Material Disposition, any Restricted Payment or any payment of or in respect of any Debt (collectively, “Pro Forma Events”), computation thereof after giving pro forma effect to adjustments in connection with such Pro Forma Event that are either (i) in accordance with Regulation S-X under the Securities Act or (ii) made in good faith by the Company and set forth in an Officers’ Certificate, and may include cost savings (including, without limitation, cost savings, workforce reductions and facility, benefit and insurance savings), operating expense reductions, other operating improvements, initiatives and synergies that are reasonably identifiable and factually supportable and reasonably expected to result within 24 months following the consummation of the relevant Pro Forma Event, provided that the aggregate amount of any increase in Consolidated EBITDA resulting from adjustments pursuant to this clause (ii) for any four fiscal quarter period of the Issuer, when aggregated with the amount of any addback to Consolidated EBITDA pursuant to clause (a)(ix) of the definition thereof for such period, shall not exceed 25% of Consolidated EBITDA for such period (prior to giving effect to any increase pursuant to such clause (a)(ix) or this clause (ii)), in each case, using for purposes of making any such computation, the consolidated financial statements of the Company and the Restricted Subsidiaries (and, to the extent applicable, the historical financial statements of any entities or assets so acquired or to be acquired, or so disposed or to be disposed), which shall be reformulated as if such Pro Forma Event (and, in the case of any pro forma computations made hereunder to determine whether such Pro Forma Event is permitted to be consummated hereunder, to any other Pro Forma Event consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation), and any Debt or other liabilities incurred in connection with any such Pro Forma Event, had been consummated and incurred at the beginning of such period.

“Pro Forma Event” has the meaning set forth in the definition of “pro forma basis.”

“Property” means, with respect to any Person, any interest of that Person in any kind of property, plant, equipment or other asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.

“Purchase Agreement” means the purchase agreement dated June 21, 2018 by and among the Escrow Issuer, the Company and Barclays Capital, Inc., as representative (the “Representative”) of the initial purchasers therein, relating to the sale and purchase of the Notes.

“Purchase Money Debt” means Debt:

(a) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of the Debt does not exceed the anticipated useful life of the Property being financed, and

(b) Incurred to finance the acquisition, construction or lease by the Issuer or a Restricted Subsidiary of the Property, including additions and improvements thereto;

provided, however, that the Debt is Incurred within 365 days after the acquisition, construction or lease of the Property by the Issuer or Restricted Subsidiary.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Stock.

“Rating Agencies” means Moody’s and S&P, and if S&P or Moody’s or both shall not make a rating on the Notes publicly available (for reasons outside the control of the Issuer), a statistical rating agency or agencies, as the case may be, nationally recognized in the United States and selected by the Issuer (as certified by a resolution of the Board of Directors of the Issuer) which shall be substituted for S&P’s or Moody’s, or both, as the case may be.

“Refinance” means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, that Debt. “Refinanced” and “Refinancing” shall have correlative meanings.

“Release” means the release of funds from the Escrow Account by the Escrow Agent to, or at the order of, the Escrow Issuer upon satisfaction of the Escrow Conditions and delivery of the Escrow Release Date Officer’s Certificate and Opinion of Counsel pursuant to Section 11.02(a).

“Repay” means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire that Debt. “Repayment” and “Repaid” shall have correlative meanings. For purposes of Section 4.04 and Section 4.07 and the definition of “Consolidated Fixed Charges Coverage Ratio,” Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

“Restricted Payment” means:

(a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Issuer or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Issuer or any Restricted Subsidiary), except for any dividend or distribution that is made to the Issuer or the parent of the Restricted Subsidiary or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Issuer;

(b) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Issuer or any Restricted Subsidiary (other than from the Issuer or a Restricted Subsidiary) or any securities exchangeable for or convertible into Capital Stock of the Issuer or any Restricted Subsidiary, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Issuer that is not Disqualified Stock);

(c) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than (i) any Subordinated Obligation Incurred under clause (iii) of the definition of “Permitted Debt” in Section 4.04 and (ii) the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case under this subclause (ii) due within one year of the date of acquisition);

(d) any Investment (other than Permitted Investments) in any Person; or

(e) the issuance, sale or other disposition of Capital Stock of any Restricted Subsidiary to a Person other than the Issuer or another Restricted Subsidiary if the result thereof is that the Restricted Subsidiary shall cease to be a Restricted Subsidiary, in which event the amount of the “Restricted Payment” shall be the Fair Market Value of the remaining interest, if any, in the former Restricted Subsidiary held by the Issuer and the other Restricted Subsidiaries.

“Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor to the rating agency business thereof.

“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Issuer or a Restricted Subsidiary transfers that Property to another Person and the Issuer or a Restricted Subsidiary leases it from that other Person together with any Refinancings thereof.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.

“Securitization Subsidiary” means a Subsidiary of the Issuer:

(1)	that is designated a “Securitization Subsidiary” by the Board of Directors,

(2)	that does not engage in, and whose charter prohibits it from engaging in, any activities other than Permitted Receivables Financings and any activity necessary, incidental or related thereto,

(3)	no portion of the Debt or any other obligation, contingent or otherwise, of which:

(A)	is Guaranteed by the Issuer or any Restricted Subsidiary of the Issuer,

(B)	is recourse to or obligates the Issuer or any Restricted Subsidiary of the Issuer in any way, or

(C)	subjects any property or asset of the Issuer or any Restricted Subsidiary of the Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof,

(4)	with respect to which neither the Issuer nor any Restricted Subsidiary of the Issuer (other than an Unrestricted Subsidiary) has any obligation to maintain or preserve such its financial condition or cause it to achieve certain levels of operating results, other than, in respect of clauses (3) and (4), pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Receivables Financing.

“Separation” means the separation of the household products business from Edgewell Personal Care Company (formerly known as Energizer Holdings, Inc.) by the distribution of all of the Company’s issued and outstanding shares of common stock to the shareholders of Edgewell Personal Care Company on substantially the terms described in “The Separation and Distribution” section of the Existing Notes Offering Memorandum.

“Separation Obligations” means indemnification obligations of the Company and/or its Restricted Subsidiaries in favor of Edgewell Personal Care Company, and/or its subsidiaries in connection with the Separation of the Company from Edgewell Personal Care Company, as described under “Certain Relationships and Related Party Transactions” in the Existing Notes Offering Memorandum.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Single Party Payment Instruction” means a payment instructions executed by the Trustee in the form attached to the Escrow Agreement as Schedule 3 to the Escrow Account Security Procedures of the Escrow Agreement.

“Spin-off Interim Ordinary Course Transactions” means any transaction entered into or consummated by the Company and/or its Restricted Subsidiaries, in the ordinary course and consistent with past practice, including any transaction with Edgewell Personal Care Company and its Subsidiaries, prior to the Existing Notes Effective Date.

“Spin-off Internal Reorganization” means the internal reorganization undergone on the terms described in “The Separation and Distribution––Internal Reorganization” in the Existing Notes Offering Memorandum.

“Spin-off Transactions” means the Spin-off Internal Reorganization and the Separation, the issuance of the Existing Notes and incurrence of borrowings under the Existing Credit Agreement as in effect on the Existing Notes Effective Date.

“Stated Maturity” means, with respect to any security, the date specified in the security as the fixed date on which the payment of principal of the security is due and payable, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Obligation” means any Debt of the Issuer or the Guarantors (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes pursuant to a written agreement to that effect.

“Subsidiary” means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

(a) that Person,

(b) that Person and one or more Subsidiaries of that Person, or

(c) one or more Subsidiaries of that Person.

“Support Obligation” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Debt or other obligation of the payment or performance of such Debt or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Debt or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Debt or other obligation of any other Person, whether or not such Debt or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Debt to obtain any such Lien). The amount of any Support Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Support Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Issuer or any Subsidiary shall be a Swap Agreement.

“Synthetic Lease” means, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Synthetic Lease Obligations” means, as to any Person, an amount equal to the sum, without duplication, of (a) the obligations of such person to pay rent or other amounts under any Synthetic Lease which are attributable to principal and (b) the amount of any purchase price payment under any Synthetic Lease assuming the lessee exercises the option to purchase the leased property at the end of the lease term. For purposes of Section 4.06, a Synthetic Lease Obligation shall be deemed secured by a Lien on the Property being leased and such Property will be deemed to be owned by the lessee.

“Temporary Cash Investments” means any of the following:

(a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition,

(b) U.S.-dollar denominated time deposits and certificates of deposit of (i) any lender under the Credit Agreement, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500.0 million or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (collectively, an “Approved Bank”), in each case with maturities of not more than 364 days from the date of acquisition,

(c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within twelve months of the date of acquisition,

(d) repurchase agreements entered into by any Person with a bank or trust company or recognized securities dealer having capital and surplus in excess of $500.0 million for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a Fair Market Value of at least one hundred percent (100%) of the amount of the repurchase obligations,

(e) Investments (classified in accordance with GAAP as current assets) in money market investment programs registered under the Investment Company Act of 1940 that are administered by reputable financial institutions having capital of at least $500.0 million and the portfolios of which are limited to Investments of the character described in the foregoing subclauses hereof, and

(f) other short-term investments utilized by Foreign Restricted Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that, in the event the TIA is amended after such date, “TIA” means, to the extent required by any such amendments, the Trust Indenture Act of 1939 as so amended.

“Transactions” means (a) the consummation of the Acquisition, (b) the issuance of the Original Notes and the EUR Notes, the conversion of the proceeds of the EUR notes to U.S. dollars and the application of the aggregate net proceeds thereof as described in the Offering Memorandum, (c) the delivery of collateral to any escrow accounts in connection with the Notes or the EUR Notes and entry into commitment letters by the Company in connection therewith, (d) entry into and incurrence of borrowings under the Credit Agreement and the application of the net proceeds thereof, (e) the amendment of, repayment of and termination of the Existing Credit Agreement, (f) the merger of the Escrow Issuer with and into the Company, with the Company as the surviving entity, and (g) all other transactions related or incidental to, or in connection with, any of the foregoing (including, without limitation, the payment of fees and expenses in connection with each of the foregoing).

“Treasury Rate” means, as obtained by the Issuer, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to July 15, 2021; provided, however, that if the period from such Redemption Date to July 15, 2021 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, senior associate, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“United States” means the United States of America (including the states and the District of Columbia) and its territories, possessions and other areas subject to its jurisdiction.

“Unrestricted Subsidiary” means:

(a) any Subsidiary of the Issuer that is designated after the Escrow Date as an Unrestricted Subsidiary as permitted or required pursuant to Section 4.10 and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

(b) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Dollar” or “$” means the lawful currency of the United States.

“U.S. Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. Dollars, at any time for the determination thereof, the amount of U.S. Dollars obtained by converting such foreign currency involved in such computation into U.S. Dollars at the spot rate for the purchase of U.S. Dollars with the applicable foreign currency as published by as quoted by Reuters at approximately 10:00 A.M. (New York time) on the date not more than two Business Days prior to such determination.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States is pledged and which are not callable or redeemable at the Issuer’s option.

“Voting Stock” of any Person means all classes of Capital Stock or other interests (including partnership interests) of that Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned” means, with respect to any Person, a Subsidiary all the Voting Stock of which (except directors’ qualifying shares) is at that time owned, directly or indirectly, by such Person and its other Wholly Owned Restricted Subsidiaries.

Section 1.02. Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.09
“Agent”	2.04
“Allocable Excess Proceeds”	4.07(c)
“Applicable Law”	12.16
“Change of Control Offer”	4.12(a)
“Change of Control Payment Date”	4.12(b)
“Change of Control Purchase Price”	4.12(a)
“covenant defeasance option”	8.01(b)

Term	Defined in Section
“Definitive Note”	Appendix A
“Depositary”	Appendix A
“DTC”	2.04
“Escrow Account”	Section 11.01
“Escrow Release Date Officers’ Certificate”	Section 11.02(a)
“Events of Default”	6.01
“Excess Proceeds”	4.07(c)
“Initial Default”	6.04
“Initial Escrow Deposit”	11.01
“legal defeasance option”	8.01(b)
“Notes”	Recitals hereto
“Notes Custodian”	Appendix A
“Notice of Default”	6.01
“Offer Amount”	4.07(c)
“Offer Period”	4.07(c)
“Original Notes”	Recitals hereto
“Paying Agent”	2.04
“Permitted Debt”	4.04(b)
“Prepayment Offer”	4.07(c)
“protected purchaser”	Section 2.07
“Redemption Date”	3.03
“Registrar”	2.04
“Representative”	Definition of “Purchase Agreement”
“Reversion Date”	4.01(b)
“Special Redemption”	3.08
“Special Redemption Date”	3.08
“Special Redemption Price”	3.08
“Surviving Person”	5.01(a)
“Suspended Covenants”	4.01(b)
“Suspension Period”	4.01(b)

Section 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to those provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

“indenture securities” means the Notes and the Guarantees.

“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.04. Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) “including” means including without limitation;

(e) words in the singular include the plural and words in the plural include the singular;

(f) unsecured Debt shall not be deemed to be subordinate or junior to secured Debt merely by virtue of its nature as unsecured Debt;

(g) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Issuer dated such date prepared in accordance with GAAP; and

(h) the principal amount of any Preferred Stock shall be the greater of (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock.

ARTICLE 2

THE NOTES

Section 2.01. Amount of Notes. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited, subject to compliance with Sections 2.03 and 4.04. All Notes shall be identical in all respects other than issue prices, issuance dates and with respect to interest payable on the first interest payment date after issuance.

Subject to Section 2.03, the Trustee shall authenticate the Original Notes for original issue on the Issue Date. With respect to any Notes issued after the Issue Date (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, Original Notes pursuant to Section 2.07, 2.08, 2.09 or 3.06 or Appendix A), the Issuer may issue such Notes but only in compliance with Section 2.03.

Section 2.02. Form and Dating. Provisions relating to the Notes are set forth in Appendix A, which is hereby incorporated in and expressly made part of this Indenture. The Notes and the certificate of authentication included therein shall be substantially in the form of Exhibit A which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer or any Guarantor is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Issuer. Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture. The Notes shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 2.03. Execution and Authentication. Two Officers shall sign the Notes for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication. The Trustee will authenticate and deliver:

(a) (i) Original Notes for original issue in the aggregate principal amount not to exceed $500.0 million, and (ii) Additional Notes from time to time for original issue in aggregate principal amounts specified by the Issuer, after the following conditions have been met:

(A) Receipt by the Trustee of an Officers’ Certificate (which shall include the statement specified in Section 12.04) specifying

(1) the amount of Notes to be authenticated and the date on which the Notes are to be authenticated,

(2) in the case of Additional Notes, that the issuance of such Notes does not contravene Section 4.04,

(3) whether the Notes are to be issued as one or more Global Notes or Definitive Notes, and

(4) other information the Issuer may determine to include or the Trustee may reasonably request.

(B) In the case of Additional Notes that are not fungible with the Original Notes for U.S. federal income tax purposes, such Additional Notes shall bear a different CUSIP number, and the Trustee shall receive an Opinion of Counsel that conforms with the requirements of Section 12.05 hereof and states that such Additional Notes are the legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms.

A Note shall not be valid until an authorized signatory of the Trustee (or an Authentication Agent as described below) manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee may appoint an Authentication Agent reasonably acceptable to the Issuer to authenticate any Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, an Authentication Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An Authentication Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

Section 2.04. Registrar and Paying Agent. The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrars. The term “Paying Agent” includes any additional paying agents.

The Issuer initially appoints The Depositary Trust Company (“DTC”) to act as Depositary with respect to the Global Notes. The Issuer has entered into a letter of representations with DTC in the form provided by DTC and the Trustee and each Registrar, co-registrar, Paying Agent, additional paying agent or custodian (“Agent”) is hereby authorized to act in accordance with such letter and applicable procedures of DTC. Neither the Trustee nor any Agent shall have responsibility for any actions taken or not taken by the Depositary.

The Issuer may enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Issuer or any of its Subsidiaries may act as Paying Agent, Registrar, co-registrar.

Initially, the Trustee will act as Registrar and Paying Agent with regard to the Notes.

The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor Registrar or Paying Agent, as the case may be, as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuer and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

Section 2.05. Paying Agent to Hold Money in Trust. Prior to 10:00 a.m., New York City time, on any due date of the principal and interest on any Note, the Issuer shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee in writing of any default by the Issuer in making any such payment. If the Issuer or a Subsidiary thereof acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it in trust for the benefit of Persons entitled thereto. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.06. Noteholder Lists. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Issuer shall furnish , or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

Section 2.07. Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that such Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note, if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Issuer and the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuer and the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Issuer, Trustee and/or the Authentication Agent, as applicable. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuer and the Trustee (and the Paying Agent, Registrar and Authentication Agent, if not the Trustee) to protect the Issuer, the Trustee, the Paying Agent, the Registrar, any co-registrar and the Authentication Agent, as applicable, from any loss or liability which any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Note (including without limitation, attorneys’ fees and disbursements in replacing such Note). In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

Every replacement Note is an additional obligation of the Issuer.

The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies of the Holders with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

Section 2.08. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee, except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 12.06, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a protected purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date, such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.09. Temporary Notes. Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Notes and deliver them in exchange for temporary Notes.

Section 2.10. Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of all Notes surrendered for registration of transfer, exchange, payment or cancellation in its customary manner. The Issuer may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation, except pursuant to the terms of this Indenture.

Section 2.11. Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuer may pay the defaulted interest to the Persons who are Noteholders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly deliver to each affected Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

Section 2.12. CUSIP, ISIN or Common Code Numbers. The Issuer in issuing the Notes may use “CUSIP,” “ISIN” or “Common Code” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP,” “ISIN” or “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that neither the Issuer nor the Trustee shall have any responsibility for any defect in the “CUSIP,” “ISIN” or “Common Code” number that appears on any Note, check, advice of payment or redemption notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee in writing of any change in such numbers.

ARTICLE 3

REDEMPTION

Section 3.01. Notices to Trustee. If the Issuer elects to redeem Notes pursuant to paragraph 5 of the Notes, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and that such redemption is being made pursuant to paragraph 5 of the Notes.

The Issuer shall give each notice to the Trustee provided for in this Section at least 35 days before the Redemption Date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Issuer to the effect that such redemption will comply with the conditions herein.

Section 3.02. Selection of Notes to be Redeemed. If fewer than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed by lot; provided that if the Notes are in global form, interests in such Global Notes will be selected for redemption by the applicable Depositary in accordance with its standard procedures therefor. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $2,000. Notes and portions of them the Trustee selects shall be in amounts of $2,000 or a whole multiple of $1,000 in excess thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Issuer in writing promptly of the Notes or portions of Notes to be redeemed.

Section 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Notes pursuant to paragraph 5 of the Notes (such date, a “Redemption Date”), the Issuer shall mail, or cause to be mailed, a notice of redemption by first-class mail, and in the case of Notes held in book-entry form, by electronic transmission, to each Holder of Notes to be redeemed.

The notice shall identify the Notes to be redeemed (including any CUSIP, Common Code or ISIN numbers) and shall state:

(a) the Redemption Date;

(b) the redemption price or the information specified in clause (c) of paragraph 5 of the Notes;

(c) the name and address of the applicable Paying Agent;

(d) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(e) if fewer than all the outstanding Notes are to be redeemed, the identification and principal amounts of the particular Notes to be redeemed;

(f) that, unless the Issuer defaults in making such redemption payment, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the Redemption Date;

(g) if the notice is conditioned upon one or more conditions precedent, a description of such conditions, and a statement that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived) by the Redemption Date, or by the Redemption Date so delayed; and

(h) that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or Common Code number, if any, listed in such notice or printed on the Notes.

At the Issuer’s written request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense. In such event, any such request shall be received in writing by the Trustee at least five Business Days prior to the date on which such notice is to be given unless the Trustee consents to a shorter period. Any such notice may be canceled if written notice from the Issuer of such cancellation is actually received by the Trustee on the Business Day immediately prior to notice of such redemption being mailed to any Noteholder or otherwise delivered in accordance with the applicable procedures of the Depositary and shall thereby be void and of no effect.

If the Issuer elects to provide, in lieu of the redemption price, the information specified in clause (c) of paragraph 5 of the Notes in the notice of redemption, the Trustee shall give the notice of the redemption price, in the Issuer’s name and at the Issuer’s expense, one Business Day prior to the Redemption Date.

Section 3.04. Effect of Notice of Redemption. Subject to satisfaction of any conditions precedent specified in such notice, once notice of redemption is mailed or otherwise delivered, Notes called for redemption become due and payable on the Redemption Date and at the redemption price stated in the notice. Upon surrender to the applicable Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.05. Deposit of Redemption Price. On or prior to 10:00 a.m. New York City time on the Redemption Date, the Issuer shall deposit with the applicable Paying Agent (or, if the Issuer or a Subsidiary thereof is the Paying Agent, shall segregate and hold in trust) money in U.S. Dollars sufficient to pay the redemption price of and accrued and unpaid interest (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Issuer to the Trustee for cancellation. On and after the Redemption Date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, the Notes or portions thereof to be redeemed.

Section 3.06. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07. Optional Redemption.

(a) The Notes shall be optionally redeemable as set forth in paragraph 5 of the Notes. Any such redemption shall be made in accordance with the provisions of this Article 3.

(b) Any redemption or notice of redemption issued pursuant to paragraph 5 of the Notes may, in the Issuer’s discretion, be subject to one or more conditions precedent.

Section 3.08. Special Redemption. In the event that the Escrow Release Date has not occurred on or prior to the earlier to occur of (i) the determination by the Board of Directors of the Company, in its good faith judgment, that the Escrow Release Date will not occur on or prior to the Outside Date, (ii) the Acquisition Agreement having been terminated in accordance with its terms, or (iii) the Outside Date, the Issuer shall redeem each Note (the “Special Redemption”), on the date that is five Business Days after the Date of Determination (the “Special Redemption Date”), at a cash redemption price equal to the principal amount of the Notes, plus accrued and unpaid interest from the Issue Date, or from the most recent date to which interest has been paid or provided for, to but not including, the Special Redemption Date (the “Special Redemption Price”).

If the Escrow Release Date has not occurred on or prior to the Date of Determination, upon the receipt of the Date of Determination Officer Certificate and an Opinion of Counsel, to the effect that all conditions precedent provided for in this Indenture with respect to the Special Redemption have been complied with, which the Issuer is required to provide by the close of business on the next Business Day following the Date of Determination, the Trustee will send a notice of such Special Redemption on behalf of the Escrow Issuer to the Holders of the Notes (in the form provided to it by the Escrow Issuer) on the second Business Day after the Date of Determination.

If the Escrow Release Date has not occurred and the Trustee has not received a Date of Determination Officer Certificate and the Opinion of Counsel described in the preceding paragraph prior to 5:00 pm (New York Time) on the Outside Date, the Trustee shall issue a notice of Special Redemption on the second Business Day following the Outside Date, which notice will specify the fifth Business Day following the Outside Date as the Special Redemption Date.

Upon the deposit of funds sufficient to pay the Special Redemption Price of all Notes to be redeemed on the Special Redemption Date with the Paying Agent no later than the Business Day prior to such Special Redemption Date, the Notes will cease to bear interest and all rights under the Notes shall terminate. The Escrow Issuer will not be required to make a Special Redemption following the Release. After payment of the Special Redemption Price to the Holders of the Notes, any excess Escrow Property will be returned to the Issuer.

ARTICLE 4

COVENANTS

Section 4.01. Covenant Suspension. During any period of time from and after the Escrow Release Date that:

(a) the Notes have Investment Grade Ratings from both Rating Agencies, and

(b) no Default or Event of Default has occurred and is continuing under this Indenture,

the Issuer and the Restricted Subsidiaries will not be subject to the following Sections of this Indenture: Section 4.04, Section 4.05, Section 4.07, Section 4.08, Section 4.09, clause (x) of the fourth paragraph of Section 4.10 and clause (e) of Section 5.01 (collectively, the “Suspended Covenants”). In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, one or both of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the Notes below the required Investment Grade Ratings or a Default or Event of Default occurs and is continuing (the date of such ratings withdrawal or downgrade or the occurrence of such Default or Event of Default, the “Reversion Date”), then the Issuer and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants for all periods after that withdrawal, downgrade, Default or Event of Default and, furthermore, compliance with the provisions of Section 4.05 with respect to Restricted Payments made after the time of the withdrawal, downgrade, Default or Event of Default will be calculated in accordance with the terms of that covenant as though that covenant had been in effect during the entire period of time from the Issue Date, provided that there will not be deemed to have occurred a Default or Event of Default with respect to that covenant during the time (the “Suspension Period”) that the Issuer and the Restricted Subsidiaries were not subject to the Suspended Covenants (or after that time based solely on events that occurred during that time). Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of Section 4.05. The Issuer will promptly give the Trustee written notice of any such suspension of covenants and in any event not later than five Business Days after such suspension has occurred. In the absence of such notice, the Trustee shall assume that the Suspended Covenants are in full force and effect.

Solely for the purpose of determining the amount of Permitted Liens under Section 4.06 during any Suspension Period and without limiting the Issuer’s or any Restricted Subsidiary’s ability to Incur Debt during any Suspension Period, to the extent that calculations in Section 4.06 refer to Section 4.04, such calculations shall be made as though Section 4.04 remains in effect during the Suspension Period. On the Reversion Date, all Debt Incurred during the Suspension Period will be classified to have been Incurred pursuant to Section 4.04(a) or one of the clauses set forth in the definition of “Permitted Debt” in Section 4.04 (to the extent such Debt would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to Debt Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Debt would not be permitted to be Incurred pursuant to Section 4.04(a) or one of the clauses set forth in the definition of “Permitted Debt” in Section 4.04, such Debt will be deemed to have been outstanding on the Escrow Release Date, so that it is classified as permitted under clause (x) of the definition of “Permitted Debt” in Section 4.04. For purposes of determining compliance with the covenant described in Section 4.07 on the Reversion Date, the Net Available Cash from all Asset Sales not applied in accordance with the covenant will be deemed to be reset to zero. No Subsidiaries may be designated as Unrestricted Subsidiaries during any Suspension Period. The Issuer will give the Trustee written notice of any occurrence of a Reversion Date not later than five Business Days after such Reversion Date. After any such notice of the occurrence of a Reversion Date, the Trustee shall assume that the Suspended Covenants apply and are in full force and effect.

Section 4.02. Payment of Notes. The Issuer shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the applicable Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

The Issuer shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the rate borne by the Notes to the extent lawful.

Section 4.03. Reports. Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Issuer will furnish to the Holders of Notes or cause the Trustee to furnish to the Holders of Notes, within the time periods specified in the SEC’s rules and regulations for non-accelerated filers:

(a) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Issuer were required to file such reports; and

(b) all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file such reports;

provided that the electronic filing of the foregoing reports by the Issuer on the SEC’s EDGAR system (or any successor system) shall be deemed to satisfy the Issuer’s delivery obligations to the Trustee and any Holder of Notes.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Issuer’s consolidated financial statements by the Issuer’s certified independent accountants. In addition, the Issuer will file a copy of each of the reports referred to in clauses (a) and (b) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.

If, at any time, the Issuer is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Issuer will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Issuer will not take any action reasonably expected to cause the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Issuer’s filings for any reason, the Issuer will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Issuer were required to file those reports with the SEC.

If, at any time, the Issuer does not have a class of equity listed on a national securities exchange, the Issuer will schedule a conference call to be held reasonably promptly, but not more than ten Business Days following the release of each report containing the financial information referred to in clause (a) above to discuss the information contained in such report. The Issuer will take reasonable steps to notify Holders of Notes about such call and provide them and prospective investors in the Notes with instructions to obtain access to such conference call concurrently with and in the same manner as each delivery of financial statements pursuant to clause (a) above.

In addition, the Issuer agrees that, if at any time it is not required to file with the SEC the reports required by the preceding paragraphs, it will furnish to the Holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act for so long as the Notes are subject to resale restrictions under Rule 144 under the Securities Act.

To the extent any information is not provided within the time periods specified in this Section 4.03 and such information is subsequently provided, the Issuer will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured.

Prior to the Escrow Release Date, delivery of the foregoing reports required in this Section 4.03 by the Company containing financial information related to the Company shall be deemed to satisfy the obligations hereunder.

Section 4.04. Limitation on Debt. The Issuer shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt unless, after giving effect to the application of the proceeds thereof, either:

(a) the Debt is Debt of the Issuer or a Restricted Subsidiary and after giving effect to the Incurrence of the Debt and the application of the proceeds thereof on a pro forma basis, the Consolidated Fixed Charges Coverage Ratio would be at least 2.00 to 1.00; provided that the aggregate principal amount of Debt permitted to be Incurred pursuant to this clause (a) by Restricted Subsidiaries that are not the Guarantors may not, together with Debt incurred under clause (b)(xxii) below in respect thereof, exceed $100.0 million, or

(b) the Debt is Permitted Debt.

“Permitted Debt” means:

(i) Debt of the Issuer or the EUR Issuer evidenced by the Notes (but not any Additional Notes) and the EUR Notes (but not any additional EUR Notes), issued on the Issue Date, and in each case, guarantees (including any Additional Notes) thereof by the Issuer or any Guarantor;

(ii) Debt of the Issuer or a Restricted Subsidiary Incurred under the Credit Facilities up to an aggregate principal amount not to exceed (1) the sum of (A) $1,600 million, and (B) the greater of (x) $600 million and (y) 100% of the Issuer’s aggregate amount of Consolidated EBITDA for the most recent four consecutive fiscal quarters, which amount shall be permanently reduced by the amount of Net Available Cash from an Asset Sale used to Repay Debt Incurred pursuant to this clause (ii), pursuant to Section 4.07, minus (2) the aggregate amount outstanding at such time under Permitted Receivables Financings incurred pursuant to clause (xxii);

(iii) Debt of the Issuer owing to and held by any Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Issuer or any Restricted Subsidiary; provided, however, that (1) any subsequent issue or transfer of Capital Stock or other event that results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of that Debt (except to the Issuer or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of that Debt by the issuer thereof, and (2) if the Guarantor is the obligor on that Debt and the Debt is owed to a Restricted Subsidiary that is not the Guarantor, the Debt is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes or the applicable Note Guaranty;

(iv) Debt of a Restricted Subsidiary outstanding on the date on which that Restricted Subsidiary was acquired by the Issuer or otherwise became a Restricted Subsidiary or Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, a transaction or series of transactions pursuant to which the Restricted Subsidiary became a

Restricted Subsidiary of the Issuer or was otherwise acquired by the Issuer; provided that at the time that Person was acquired by the Issuer or otherwise became a Restricted Subsidiary and after giving effect to the Incurrence of that Debt, (i) the Issuer would have been able to Incur $1.00 of additional Debt pursuant to clause (a) of this Section 4.04 or (ii) the Consolidated Fixed Charges Coverage Ratio is at least equal to such ratio immediately prior to such transaction;

(v) Debt under Interest Rate Agreements entered into by the Issuer or a Restricted Subsidiary for the purpose of limiting interest rate risk in the financial management of the Issuer or that Restricted Subsidiary and not for speculative purposes, provided that the obligations under those agreements are related to payment obligations on Debt otherwise permitted by the terms of this Section 4.04;

(vi) Debt under Currency Exchange Protection Agreements entered into by the Issuer or a Restricted Subsidiary for the purpose of limiting currency exchange rate risks in the financial management of the Issuer or that Restricted Subsidiary and not for speculative purposes;

(vii) Debt under Commodity Price Protection Agreements entered into by the Issuer or a Restricted Subsidiary in the financial management of the Issuer or that Restricted Subsidiary and not for speculative purposes;

(viii) Debt in connection with one or more standby letters of credit or performance or surety bonds or completion guarantees issued by the Issuer or a Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

(ix) Debt arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the disposition of any business, assets or Capital Stock of a Subsidiary, other than Guarantees of Debt Incurred by any Person acquiring all or any portion of such business, assets or Capital Stock; provided, however, that the maximum aggregate liability in respect of all such Debt shall at no time exceed the gross proceeds actually received by the Issuer or such Restricted Subsidiary in connection with such disposition;

(x) Debt of the Issuer and its Restricted Subsidiaries outstanding on the Issue Date, in each case not otherwise described in clauses (i) through (ix) above and clauses (xv), (xvi), (xvii), (xviii) and (xix) below;

(xi) Debt of the Issuer or a Restricted Subsidiary in an aggregate principal amount outstanding at any one time not to exceed the greater of (x) $175.0 million or (y) 16.0% of Consolidated Net Tangible Assets (measured at the time of incurrence);

(xii) Debt of the Issuer or a Restricted Subsidiary Incurred in respect of Capital Lease Obligations, Synthetic Lease Obligations and Purchase Money Debt, a Sale and Leaseback Transaction, provided that the principal amount of any Debt Incurred pursuant to this clause outstanding at any one time may not exceed the greater of (x) $175.0 million or (y) 16.0% of Consolidated Net Tangible Assets (measured at the time of incurrence);

(xiii) Debt of the Issuer or any Guarantor consisting of Guarantees of Debt of the Issuer or any Restricted Subsidiary Incurred under any other clause of this Section 4.04;

(xiv) Debt of Foreign Subsidiaries in an aggregate principal amount outstanding at any one time not to exceed the greater of (x) $100.0 million or (y) 9.0% of Consolidated Net Tangible Assets (measured at the time of incurrence);

(xv) Debt under Hedging Obligations that are Incurred in the ordinary course of business (and not for speculative purposes);

(xvi) Debt Incurred by the Issuer or any of its Restricted Subsidiaries in respect of workers’ compensation claims, health, disability or other employee benefits or property or casualty or liability insurance, self-insurance obligations, performance, bid surety, appeal and similar bonds and completion or performance of guarantees (not for borrowed money) provided in the ordinary course of business, and any letters of credit functioning as or supporting any of the foregoing;

(xvii) (a) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Debt is extinguished, refinanced or otherwise covered within five Business Days of Incurrence or (b) Debt owed on a short-term basis of no longer than 30 days to banks or financial institutions Incurred in the ordinary course of business that arises in connection with ordinary banking arrangements to manage cash balances of the Issuer and its Subsidiaries;

(xviii) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another of its Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (xviii);

(xix) Debt to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes in each case in accordance with the requirements of this Indenture;

(xx) Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (a) of this Section 4.04 and clauses (i), (iv) and (x) above or this clause (xx);

(xxi) the Separation Obligations;

(xxii) Debt under any Permitted Receivables Financing outstanding on or Incurred after the Issue Date; and

(xxiii) Debt incurred in connection with the assumption of any Assumed Liabilities (as defined in the Acquisition Agreement).

For purposes of determining compliance with any restriction on the Incurrence of Debt in U.S. Dollars where Debt is denominated in a different currency, the amount of such Debt will be the U.S. Dollar Equivalent determined on the date of such determination. The principal amount of any Permitted Refinancing Debt Incurred in the same currency as the Debt being Refinanced will be the U.S. Dollar Equivalent of the Debt Refinanced determined on the date such Debt being Refinanced was initially Incurred. Notwithstanding any other provision of this Section 4.04, for purposes of determining compliance with this Section 4.04, increases in Debt solely due to fluctuations in the exchange rates of currencies will not be deemed to exceed the maximum amount that the Issuer or any Restricted Subsidiary may Incur under any of clauses (i) through (xxii) of this Section 4.04.

For purposes of determining compliance with this Section 4.04:

(A) in the event that an item of Debt meets the criteria of more than one of the types of Debt described above, the Issuer, in its sole discretion, will classify such item of Debt at the time of Incurrence and only be required to include the amount and type of such Debt in one of the above clauses; and

(B) the Issuer will be entitled to divide and classify and reclassify an item of Debt in more than one of the types of Debt described above; provided that Debt outstanding under the Credit Agreement on the Escrow Release Date shall at all times be treated as Incurred under clause (ii) of the definition of “Permitted Debt” and may not be reclassified.

Section 4.05. Limitation on Restricted Payments. The Issuer shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, the proposed Restricted Payment,

(a) a Default or Event of Default shall have occurred and be continuing,

(b) the Issuer could not Incur at least $1.00 of additional Debt pursuant to clause (a) of Section 4.04, or

(c) the aggregate amount of that Restricted Payment and all other Restricted Payments declared or made after the Existing Notes Effective Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of:

(i) 50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from October 1, 2015 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment and for which reports are required to be provided under Section 4.03 (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus

(ii) Capital Stock Sale Proceeds received after the Existing Notes Effective Date, plus

(iii) the sum of:

(A) the aggregate Net Cash Proceeds received by the Issuer or any Restricted Subsidiary from the issuance or sale after the Existing Notes Effective Date of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Issuer, and

(B) the aggregate amount by which Debt of the Issuer or any Restricted Subsidiary is reduced on the Issuer’s consolidated balance sheet on or after the Existing Notes Effective Date upon the conversion or exchange of any Debt issued or sold on or prior to the Existing Notes Effective Date that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Issuer, excluding, in the case of clause (A) or (B):

(x) any Debt issued or sold to the Issuer or a Subsidiary of the Issuer or an employee stock ownership plan or trust established by the Issuer or any Subsidiary for the benefit of their employees, and

(y) the aggregate amount of any cash or other Property distributed by the Issuer or any Restricted Subsidiary upon any such conversion or exchange, plus

(iv) an amount equal to the sum of:

(A) the net reduction in Investments in any Person other than the Issuer or a Restricted Subsidiary resulting from dividends, repayments of loans or advances or other transfers of Property made after the Existing Notes Effective Date, in each case to the Issuer or any Restricted Subsidiary from that Person, less the cost of the disposition of those Investments, and

(B) the lesser of the net book value or the Fair Market Value of the Issuer’s equity interest in an Unrestricted Subsidiary at the time the Unrestricted Subsidiary is designated a Restricted Subsidiary (provided that such designation occurs after the Existing Notes Effective Date);

provided, however, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as Restricted Payments) by the Issuer or any Restricted Subsidiary in that Person, and plus

(v) any cash dividends or cash distributions received directly or indirectly by the Issuer or a Guarantor after the Existing Notes Effective Date from an Unrestricted Subsidiary, to the extent such dividends or distributions were not otherwise included in Consolidated Net Income (other than to the extent such distribution represents a return of capital and the Investment in such Unrestricted Subsidiary was made by the Restricted Subsidiary pursuant to clause (j) of the second paragraph of this covenant or to the extent such Investment constituted a Permitted Investment).

Notwithstanding the foregoing limitation, the Issuer may:

(d) declare or pay dividends on its Capital Stock or distributions, or the consummation of any irrevocable redemption, within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if, on said date of declaration or redemption notice, such dividends, distributions or redemption, as the case may be, could have been paid in compliance with this Indenture; provided, however, that the dividend, distribution and redemption shall be included in the calculation of the amount of Restricted Payments;

(e) purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock of the Issuer or Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Issuer (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Issuer or an employee stock ownership plan or trust established by the Issuer or any Subsidiary for the benefit of their employees); provided, however, that

(1) the purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments, and

(2) the Capital Stock Sale Proceeds from the exchange or sale shall be excluded from the calculation pursuant to clause (c)(ii) above;

(f) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations or Disqualified Stock in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt (in the case of Subordinated Obligations only) or Disqualified Stock; provided, however, that the purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

(g) pay scheduled dividends (not constituting a return on capital) on Disqualified Stock issued pursuant to and in compliance with Section 4.04 provided, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

(h) permit a Restricted Subsidiary that is not a Wholly Owned Subsidiary to pay dividends to shareholders of that Restricted Subsidiary that are not the parent of that Restricted Subsidiary, so long as the Issuer or a Restricted Subsidiary that is the parent of that Restricted Subsidiary receives dividends on a pro rata basis or on a basis that results in the receipt by the Issuer or a Restricted Subsidiary that is the parent of that Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis;

(i) make cash payments in lieu of fractional shares in connection with the exercise of warrants, options or other securities convertible into Capital Stock of the Issuer; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(j) make repurchases of shares of Capital Stock (other than Disqualified Stock) of the Issuer deemed to occur (i) upon the exercise of options to purchase shares of Capital Stock (other than Disqualified Stock) of the Issuer, warrants, other rights to acquire Capital Stock (other than Disqualified Stock) if such shares of Capital Stock (other than Disqualified Stock) of the Issuer represent a portion of the exercise price of such options, warrants or other rights and (ii) in connection with the withholding of a portion of the Capital Stock granted or awarded to a director or an employee to pay for the taxes payable by such director or employee upon such grant or award; provided, however, that such repurchases shall be excluded in the calculation of the amount of Restricted Payments;

(k) repurchase shares of, or options to purchase shares of, common stock of the Issuer from current or former officers, directors or employees of the Issuer or any of its Subsidiaries (or permitted transferees of such current or former officers, directors or employees), pursuant to the terms of agreements (including employment agreements) or plans approved by the Board of Directors under which such individuals acquire shares of such common stock; provided, however, that the aggregate amount of such repurchases shall not exceed $30.0 million in any calendar year (with unused amounts in any calendar year carried over to succeeding calendar years) and provided further, however, that such repurchases shall be excluded in the calculation of the amount of Restricted Payments;

(l) purchase, defease or otherwise acquire or retire for value any Subordinated Obligations upon a Change of Control of the Issuer or an Asset Sale by the Issuer, to the extent required by any agreement pursuant to which such Subordinated Obligations were issued, but only if the Issuer has previously made the offer to purchase Notes required under Section 4.07 or Section 4.12 and has repurchased all Notes validly tendered and now withdrawn in connection with such offer to purchase Notes pursuant to Section 4.07 or Section 4.12; provided, however, that such payments shall be included in the calculation of the amount of Restricted Payments;

(m) make other Restricted Payments not to exceed $150.0 million in the aggregate (measured at the time of incurrence); provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(n) declare or pay dividends on common stock of the Issuer of up to $100.0 million in any fiscal year of the Issuer so long as at the time of, and after giving effect to such divided no Default or Event of Default shall have occurred and be continuing; provided, however, that the dividend shall be included in the calculation of the amount of Restricted Payments;

(o) make any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Issuer or a Restricted Subsidiary made by exchange for or out of the proceeds of, the substantially concurrent sale of Disqualified Stock of the Issuer or such Restricted Subsidiary, as the case may be, so long as such refinancing Disqualified Stock is permitted to be Incurred pursuant to Section 4.04 and constitutes Refinancing Debt;

(p) so long as no Default or Event of Default has occurred and is continuing or will result therefrom, make other Restricted Payments if, immediately after giving effect to such Restricted Payments (including the Incurrence of any Debt to finance such payment), the Consolidated Leverage Ratio would not be greater than 3.50 to 1.00; provided, however, that such repurchases shall be excluded in the calculation of the amount of Restricted Payments;

(q) make payments in connection with the Transactions prior to or on or about the Escrow Release Date, any payments made in connection with the Spin-Off Transactions or on or about the Existing Notes Effective Date, and any payments made in connection with the Spin-Off Interim Ordinary Course Transactions or the Spin-Off Internal Reorganization prior to the Existing Notes Effective Date; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payment; and

(r) make payments or distributions to satisfy dissenters’ rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all the property and assets of the Issuer; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments.

Section 4.06. Limitation on Liens. The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom unless (a) it has made or will make effective provision whereby the Notes will be secured by that Lien equally and ratably with (or prior to) all other Debt of the Issuer or any Restricted Subsidiary secured by that Lien or (b) in the case of Liens securing subordinated obligations or a Guarantor’s subordinated obligations, the Notes and the related Note Guarantees are secured by a Lien on such property, assets or proceeds that is senior to such Liens.

Any Lien created for the benefit of the Holders of the Notes pursuant to this Section 4.06 shall be automatically and unconditionally released and discharged upon the release and discharge of each of the Liens described in clauses (a) and (b) above.

Section 4.07. Limitation on Asset Sales.

(a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(i) the Issuer or the Restricted Subsidiary receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;

(ii) at least 75% of the consideration paid to the Issuer or the Restricted Subsidiary in connection with such Asset Sale is in the form of cash or Cash Equivalents or the assumption by the purchaser of liabilities of the Issuer or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) as a result of which the Issuer and the Restricted Subsidiaries are no longer obligated with respect to such liabilities; and

(iii) the Issuer delivers an Officers’ Certificate to the Trustee certifying that such Asset Sale complies with the foregoing clauses (i) and (ii).

For the purposes of this Section 4.07:

(1) securities or other assets received by the Issuer or any Restricted Subsidiary from the transferee that are converted by the Issuer or such Restricted Subsidiary into cash within 180 days after the closing of such Asset Sale shall be considered to be cash to the extent of the cash received in that conversion;

(2) any cash consideration paid to the Issuer or the Restricted Subsidiary in connection with the Asset Sale that is held in escrow or on deposit to support indemnification, adjustment of purchase price or similar obligations in respect of such Asset Sale shall be considered to be cash;

(3) Productive Assets received by the Issuer or any Restricted Subsidiary in connection with the Asset Sale shall be considered to be cash;

(4) the requirement that at least 75% of the consideration paid to the Issuer or the Restricted Subsidiary in connection with the Asset Sale be in the form of cash or Cash Equivalents or assumed liabilities shall also be considered satisfied if the cash or Cash Equivalents received constitutes at least 75% of the consideration received by the Issuer or the Restricted Subsidiary in connection with such Asset Sale, determined on an after-tax basis; and

(5) any Designated Non-Cash Consideration received by the Issuer or any Restricted Subsidiary in connection with the Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received in respect of Asset Sales that is at that time outstanding not to exceed the greater of (x) $35.0 million or (y) 3.0% of Consolidated Net Tangible Assets shall be considered to be cash.

(b) The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Issuer or a Restricted Subsidiary, to the extent the Issuer or such Restricted Subsidiary elects (or is required by the terms of any Debt):

(i) to Repay secured Debt of the Issuer or a Guarantor (and if the secured Debt being repaid is revolving credit Debt, to correspondingly permanently reduce commitments with respect thereto), or any Debt of a non-Guarantor Restricted Subsidiary (excluding, in any such case, any Debt that is owed to the Issuer or an Affiliate of the Issuer);

(ii) to Repay other Debt of the Issuer or a Restricted Subsidiary (other than Subordinated Obligations and Debt owed to the Issuer or an Affiliate of the Issuer) so long as the Issuer shall equally and ratably reduce obligations under the Notes (i) on a pro rata basis pursuant to Section 3.07, (ii) through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or (iii) by making an offer (in accordance with the procedures set forth below for a Prepayment Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid; or

(iii) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Issuer or another Restricted Subsidiary), provided, however, that the Net Available Cash (or any portion thereof) from Asset Sales from the Issuer to any Subsidiary must be reinvested in Additional Assets of the Issuer.

(c) Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 365 days from the date of the receipt of such Net Available Cash or that the Issuer earlier elects to so designate shall constitute “Excess Proceeds,” provided, however, that a binding commitment to reinvest in Additional Assets pursuant to clause (b)(iii) of this Section 4.07 shall be treated as a permitted application of the Net Available Cash from the date of such commitment; provided that

(i) such reinvestment is consummated within 180 days of the end of the 365 day period referred to in this sentence, and (ii) if such reinvestment is not consummated within the period set forth in subclause (i) or such binding commitment is terminated, the Net Available Cash not so applied will be deemed to be Excess Proceeds.

When the aggregate amount of Excess Proceeds not previously subject to a Prepayment Offer (as defined below) exceeds $35.0 million (taking into account income earned on those Excess Proceeds, if any), the Issuer will be required to make an offer to purchase (the “Prepayment Offer”) the Notes, which offer shall be in the amount of the Allocable Excess Proceeds, on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all Holders of Notes have been given the opportunity to tender their Notes for purchase in accordance with this Indenture, the Issuer or such Restricted Subsidiary may use the remaining amount for any purpose permitted by this Indenture and the amount of Excess Proceeds will be reset to zero.

The term “Allocable Excess Proceeds” will mean the product of:

(a) the Excess Proceeds, and

(b) a fraction,

(1) the numerator of which is the aggregate principal amount of the Notes outstanding on the date of the Prepayment Offer, and

(2) the denominator of which is the sum of the aggregate principal amount of the Notes outstanding on the date of the Prepayment Offer and the aggregate principal amount of other Debt of the Issuer outstanding on the date of the Prepayment Offer that is pari passu in right of payment with the Notes and subject to terms and conditions in respect of Asset Sales similar in all material respects to the covenant described hereunder and requiring the Issuer to make an offer to purchase such Debt at substantially the same time as the Prepayment Offer.

(c) (1) Not later than five Business Days after the Issuer is obligated to make a Prepayment Offer as described in clause (c) of this Section 4.07, the Issuer shall send, or cause to be sent, a written notice, by first-class mail (or electronic transmission in the case of Notes held in book-entry form), to the Holders of Notes, with a copy to the Trustee, accompanied by information regarding the Issuer and its Subsidiaries as the Issuer in good faith believes will enable the Holders to make an informed decision with respect to that Prepayment Offer. The notice shall state, among other things, the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days and no later than 60 days from the date the notice is delivered.

(2) Not later than the date upon which written notice of a Prepayment Offer is delivered to the Trustee as provided above, the Issuer shall deliver to the Trustee an Officers’ Certificate as to (i) the amount of the Prepayment Offer (the “Offer Amount”), (ii) the allocation of the Net Available Cash from the Asset Sales pursuant to which such Prepayment Offer is being made and (iii) the compliance of such allocation with the provisions of clause (c) of this Section 4.07. On or before the purchase date, the Issuer shall also irrevocably deposit with the Trustee or with the Paying Agent (or, if the Issuer or a Subsidiary is the Paying Agent, shall segregate and hold in trust) in Temporary Cash Investments (other than those enumerated in clause (b) of the definition of “Temporary Cash Investments”), maturing on the last day prior to the purchase date or on the purchase date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Prepayment Offer remains open (the “Offer Period”), the Issuer shall deliver to the Trustee for cancellation the Notes or portions thereof that have been properly tendered to and are to be accepted by the Issuer. The Trustee or the Paying Agent shall, on the purchase date, mail or, in the case of Global Notes, deliver payment to each tendering Holder in the amount of its pro rata share of the Offer Amount. In the event that the aggregate purchase price of the Notes delivered by the Issuer to the Trustee is less than the Offer Amount, the Trustee or the Paying Agent shall deliver the excess to the Issuer immediately after the expiration of the Offer Period for application in accordance with this Section.

(3) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Issuer or its agent at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Issuer receives not later than one Business Day prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note that was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Note purchased. If at the expiration of the Offer Period the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Notes shall be purchased on a pro rata basis (with such adjustments as may be necessary so that only Notes in denominations of $2,000, or integral multiples of $1,000 thereafter, shall be purchased), provided that if the Notes are in global form, interests in such Global Notes will be selected for repurchase by the applicable Depositary in accordance with its standard procedures. Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

(4) At the time the Issuer delivers Notes to the Trustee that are to be accepted for purchase, the Issuer shall also deliver an Officers’ Certificate stating that such Notes are to be accepted by the Issuer pursuant to and in accordance with the terms of this Section. A Note shall be deemed to have been accepted for purchase at the time the Trustee or the applicable Paying Agent mails or, in the case of Global Notes, delivers payment therefor to the surrendering Holder.

(d) The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.07 by virtue thereof.

Section 4.08. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

(a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Issuer or any other Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividend or liquidating distributions prior to the dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock),

(b) make any loans or advances to the Issuer or any other Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Issuer or any Restricted Subsidiary to other Debt Incurred by the Issuer or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances), or

(c) sell, lease or transfer any of its Property to the Issuer or any other Restricted Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (a) or (b) above).

The foregoing limitations will not apply to restrictions:

(i) (a) in effect on the Issue Date, including, but not limited to the Existing Credit Agreement, the Existing Notes Indenture and the EUR Indenture, and (b) under the New Credit Agreement;

(ii) relating to Debt of a Restricted Subsidiary existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which that Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Issuer;

(iii) that result from any amendment, restatement, modification, renewal, supplement, extension, replacement or Refinancing of Debt Incurred pursuant to an agreement referred to in clause (i) or (ii) above, in clause (vi), (vii) or (x) below or this clause (iii), provided that the restriction contained in such amendment, restatement, modification, renewal, supplement, extension, replacement or Refinancing is not materially more restrictive (as determined in good faith by the Issuer’s Board of Directors), taken as a whole, than the restrictions of the same type contained in the agreements or instruments referred to in clauses (i), (ii), (vi), (vii) or (x) or this clause (iii), as applicable;

(iv) resulting from the Incurrence of any Permitted Debt as defined in Section 4.04, provided that the restriction is no less favorable to the Holders of Notes in any material respect (as determined in good faith by the Issuer’s Board of Directors) than the restrictions of the same type contained in this Indenture;

(v) existing by reason of applicable law, rule, regulation or order;

(vi) with respect to clause (c) above only, relating to Debt that is permitted to be Incurred and secured without also securing the Notes pursuant to Section 4.04 and Section 4.06 that limit the right of the debtor to dispose of the Property securing that Debt;

(vii) encumbering Property at the time the Property was acquired by the Issuer or any Restricted Subsidiary, so long as the restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of the acquisition;

(viii) resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements (including, without limitation, intellectual property licenses entered into in the ordinary course of business) that restrict assignment of the agreements or rights thereunder;

(ix) which are customary restrictions contained in asset sale agreements limiting the transfer of Property pending the closing of the sale;

(x) existing pursuant to any Debt Incurred by a Foreign Subsidiary, which restrictions are customary for a financing of such type, and which are otherwise permitted under this Indenture, provided, however, that the Issuer’s Board of Directors determines in good faith that such restrictions are not reasonably likely to impair the Issuer’s ability to make principal and interest payments on the Notes; or

(xi) existing by reason of this Indenture, the Notes, and the Note Guarantees;

(xii) with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(xiii) on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(xiv) in the case of the provision described in clause (c) of the first paragraph of this covenant; arising or agreed to in the ordinary course of business, not relating to any Debt, and that do not, individually or in the aggregate, detract from the value of property or assets of the Issuer or any Restricted Subsidiary thereof in any manner material to the Issuer or any Restricted Subsidiary thereof;

(xv) contained in Hedging Obligations; and

(xvi) constituting customary restrictions with respect to a Securitization Subsidiary, pursuant to the terms of a Permitted Receivables Financing.

Section 4.09. Limitation on Transactions with Affiliates. The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Issuer (an “Affiliate Transaction”) involving payments in excess of $5.0 million, unless:

(a) the terms of such Affiliate Transaction are no less favorable to the Issuer or that Restricted Subsidiary, as the case may be, taken as a whole, than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Issuer, and

(b) if the Affiliate Transaction involves aggregate payments or value in excess of $25.0 million, the Board of Directors (including a majority of the disinterested members of the Board of Directors) approves the Affiliate Transaction and, in its good faith judgment, believes that the Affiliate Transaction complies with clause (a) of this paragraph as evidenced by a resolution of the Board of Directors promptly delivered to the Trustee.

Notwithstanding the foregoing limitation, the Issuer or any Restricted Subsidiary may enter into or suffer to exist the following:

(a) any transaction or series of transactions between the Issuer and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries;

(b) any Restricted Payment permitted to be made pursuant to Section 4.05 or any Permitted Investment;

(c) any reasonable or customary employment, consulting, service, severance, termination agreement, employee benefit plan, compensation arrangement, indemnification arrangement, or any similar arrangement entered into by the Issuer or a Restricted Subsidiary with a current or former director, officer or employee of the Issuer or a Restricted Subsidiary and payments related thereto; or any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements and other compensation arrangements, options to purchase Capital Stock of the Issuer, restricted stock plans, restricted stock unit plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or indemnity provided on behalf of directors, officers and employees of the Issuer or a Restricted Subsidiary approved by the Board of Directors of the Issuer;

(d) (i) reimbursement of employee travel and lodging costs and other business expenses incurred in the ordinary course of business and (ii) loans and advances to employees made in the ordinary course of business in compliance with applicable laws and consistent with the past practices of the Issuer or that Restricted Subsidiary, as the case may be;

(e) any issuance of shares of Capital Stock (other than Disqualified Stock) of the Issuer;

(f) any agreement as in effect on the Issue Date or any amendment, modification, supplement, extension or renewal thereto (so long as such amendment, modification, supplement, extension or renewal is not materially adverse to the interests of the Holders of the Notes) or any transaction contemplated thereby;

(g) any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged or consolidated with or into the Issuer or a Restricted Subsidiary, as such agreement may be amended, modified, supplemented, extended or renewed from time to time; provided that such agreement was not entered into in contemplation of such acquisition, merger or consolidation, and so long as any such amendment, modification, supplement, extension or renewal, when taken as a whole, is not materially more disadvantageous to the Holders, in the reasonable determination of two Officers of the Issuer (as evidenced by an Officers’ Certificate), than the applicable agreement as in effect on the date of such acquisition, merger or consolidation;

(h) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of the business of the Issuer and its Restricted Subsidiaries and otherwise in compliance with the terms of this Indenture; provided that in the reasonable determination of two Officers of the Issuer (as evidenced by an Officers’ Certificate), such transactions are on terms that are not materially less favorable, when taken as a whole, to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person;

(i) transactions in which the Issuer or any Restricted Subsidiary delivers to the Trustee a letter or opinion from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable, when taken as a whole, than those that might reasonably have been obtained by the Issuer or such Restricted Subsidiary in a comparable transaction at such time on an arms-length basis from a Person that is not an Affiliate;

(j) the Transactions and the payment of all fees and expenses related to the Transactions;

(k) any service, purchase, lease, supply or similar agreement entered into in the ordinary course of business (including, without limitation, pursuant to any joint venture agreement) between the Issuer or any Restricted Subsidiary and any Affiliate (other than an Unrestricted Subsidiary) that is a customer, client, supplier, purchaser or seller of goods or services, so long as the Issuer determines in good faith that any such agreement is on terms not materially less favorable to the Issuer or such Restricted Subsidiary than those that could be obtained in a comparable arms’-length transaction with an entity that is not an Affiliate;

(l) pledges of equity interests of Unrestricted Subsidiaries to secure Debt of such Unrestricted Subsidiaries; and

(m) transactions entered into as part of a Permitted Receivables Financing on customary terms (as determined by the Issuer’s Board of Directors).

Section 4.10. Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors of the Company may designate any Subsidiary of the Company to be an Unrestricted Subsidiary if:

(a) the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary,

(b) immediately before and after such designation, no Event of Default shall have occurred and be continuing, and

(c) any of the following:

(i) the Subsidiary to be so designated has total assets of $1,000 or less, or

(ii) if the Subsidiary has consolidated assets greater than $1,000, then the designation would be permitted under Section 4.05.

Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary; provided, however, that the Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if the Person is a Subsidiary of an Unrestricted Subsidiary.

Except as provided in the first sentence of the preceding paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. In addition, neither the Company nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary in existence and classified as an Unrestricted Subsidiary at the time the Company or the Restricted Subsidiary is liable for that Debt (including any right to take enforcement action against that Unrestricted Subsidiary).

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving effect on a pro forma basis to the designation,

(x) the Company could Incur at least $1.00 of additional Debt pursuant to clause (a) of Section 4.04, and

(y) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

Any designation or redesignation of this kind by the Board of Directors of the Company will be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to the designation or redesignation and an Officers’ Certificate that:

(a) certifies that the designation or redesignation complies with the foregoing provisions, and

(b) gives the effective date of the designation or redesignation, and the filing with the Trustee to occur no later than the time period for which reports are required to be provided under Section 4.03 for the fiscal quarter of the Company in which the designation or redesignation is made.

Section 4.11. Limitation on Sale and Leaseback Transactions. The Issuer shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Property unless:

(a) the Issuer or that Restricted Subsidiary would be entitled to:

(i) Incur Debt in an amount equal to the Attributable Debt with respect to that Sale and Leaseback Transaction pursuant to Section 4.04, and

(ii) create a Lien on the Property securing that Attributable Debt without also securing the Notes pursuant to Section 4.06, and

(b) the Sale and Leaseback Transaction is effected in compliance with Section 4.07 after treating all the consideration received in such Sale and Leaseback Transaction as Net Available Cash of such covenant.

Section 4.12. Change of Control.(a) Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Issuer to repurchase all or any part of such Holder’s Notes pursuant to the offer described below (the “Change of

Control Offer”) at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(b) Within 30 days following any Change of Control, the Issuer shall send or cause to be sent by first-class mail (or electronic transmission in the case of Notes held in book-entry form), with a copy to the Trustee, to each Holder of Notes, at such Holder’s address appearing in the Note register, a notice stating: (A) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to this Section 4.12 and that all Notes timely tendered will be accepted for repurchase; (B) the Change of Control Purchase Price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is delivered (the “Change of Control Payment Date”); and (C) the procedures that Holders of Notes must follow in order to tender their Notes (or portions thereof) for payment and the procedures that Holders of Notes must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

(c) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed and attached to the Note, or transfer by book-entry transfer, to the Issuer or its agent at the address specified in the notice at least three Business Days prior to the Change of Control Payment Date. Holders shall be entitled to withdraw their election if the Trustee or the Issuer receives not later than one Business Day prior to the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note that was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Note purchased.

(d) On or prior to the Change of Control Payment Date, the Issuer shall irrevocably deposit with either the Trustee or with the Paying Agent (or, if the Issuer or any of its Subsidiaries is acting as the Paying Agent, segregate and hold in trust) in cash an amount equal to the Change of Control Purchase Price payable to the Holders entitled thereto, to be held for payment in accordance with the provisions of this Section. On the Change of Control Payment Date, the Issuer shall deliver to the Trustee the Notes or portions thereof that have been properly tendered to and are to be accepted by the Issuer for payment. The Trustee or the Paying Agent shall, on the Change of Control Payment Date, mail or, in the case of Global Notes, deliver payment to each tendering Holder of the Change of Control Purchase Price. In the event that the aggregate Change of Control Purchase Price is less than the amount delivered by the Issuer to the Trustee or the Paying Agent, the Trustee or the Paying Agent, as the case may be, shall deliver the excess to the Issuer immediately after the Change of Control Payment Date.

(e) The Issuer will not be required to make a Change of Control Offer following a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (ii)

notice of redemption has been given pursuant to this Indenture to redeem all of the Notes pursuant to Section 3.07, unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

(f) The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.12 by virtue thereof.

(g) The Issuer shall have the right to redeem the Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, following the consummation of a Change of Control if at least 90% of the Notes outstanding prior to such consummation are repurchased pursuant to a Change of Control Offer with respect to such Change of Control.

Section 4.13. Further Instruments and Acts. Upon the reasonable written request of the Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 4.14. Additional Note Guarantees. If any Domestic Restricted Subsidiary of the Issuer guarantees or becomes an obligor under the New Credit Agreement after the Escrow Release Date, such Restricted Subsidiary shall (i) within 30 days execute and deliver a supplemental indenture to this Indenture providing for a Note Guaranty by such Restricted Subsidiary in the form of Exhibit C hereto and (ii) such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel stating that (a) such Note Guaranty has been duly executed and authorized; and (b) such Note Guaranty constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principals of equity; provided that this covenant shall not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. Each Note Guaranty shall be released in accordance with the provisions of Section 10.09.

Section 4.15. Existence. The Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with their respective organizational documents (as the same may be amended from time to time), and the material rights, licenses and franchises of the Issuer and each Restricted Subsidiary, provided that the

Issuer is not required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof, in the judgment of the Issuer, is no longer desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole; and provided further that this Section does not prohibit any transaction otherwise permitted by Section 4.07 or Article 5.

Section 4.16. Payment of Taxes and other Claims. The Issuer will pay or discharge, and cause each of its Restricted Subsidiaries to pay or discharge before the same become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon the Issuer or any Restricted Subsidiary or its income or profits or property, and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Issuer or any Restricted Subsidiary, other than any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

Section 4.17. Maintenance of Properties and Insurance. The Issuer will cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order as in the judgment of the Issuer may be necessary so that the business of the Issuer and its Restricted Subsidiaries may be properly and advantageously conducted at all times; provided that nothing in this Section prevents the Issuer or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Issuer, desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole.

Section 4.18. Annual Officer’s Certificate as to Compliance. Not later than June 1 every year, beginning with June 1, 2019, the Issuer shall deliver to the Trustee a certificate (which need not comply with Section 12.05 of this Indenture) executed by the principal executive officer, principal financial officer or principal accounting officer of the Issuer as to such officer’s knowledge of the Issuer’s compliance with all conditions and covenants under this Indenture, such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture.

Section 4.19. Limitation on Accounts Receivables Facilities. The Issuer and its Restricted Subsidiaries may sell, transfer or otherwise dispose of accounts receivable to a Securitization Subsidiary; provided that (i) the sale, transfer or other disposition is in connection with a Permitted Receivables Financing and (ii) the aggregate consideration received in each such sale, transfer or other disposition is at least equal to the fair market value of the receivables sold.

Section 4.20. Activities Prior to the Escrow Release Date.

(a) Prior to the Escrow Release Date, the primary activities of the Escrow Issuer shall be restricted to issuing the Notes, incurring Debt under the New Credit Agreement, issuing capital stock to, and receiving capital contributions from, a direct or indirect parent entity, performing its obligations in respect of the Notes under this Indenture, the Escrow Agreement, the New Credit Agreement and any escrow arrangement thereto, redeeming the Notes, the repayment of obligations under the New Credit Agreement, if applicable, and the repayment of any Debt outstanding under the Existing Credit Agreement, and conducting such other activities as are necessary or appropriate to carry out the activities described in this Section 4.20(a).

(b) Prior to the Escrow Release Date, the Escrow Issuer will not own, hold or otherwise have any interest in any assets other than the Escrow Account and cash and Cash Equivalents, its rights under the Escrow Agreement, this Indenture and the New Credit Agreement, any applicable escrow arrangements and all related escrow accounts thereto. Prior to the Escrow Release Date, the Escrow Issuer shall not engage in any business activity or enter into any transaction or agreement (including, without limitation, making any restricted payment, Incurring any Debt (other than the Notes and the New Credit Agreement), incurring any Liens, except to secure the Notes, the New Credit Agreement or any escrow arrangements with respect thereto, entering into any merger, consolidation or sale of all or substantially all of its assets or engaging in any transaction with its Affiliates, other than the merger with the Company) except in the ordinary course of the primary activities described in this Section 4.20 or as necessary or advisable (as determined by the Escrow Issuer) to effectuate the Transactions.

(c) On and following the Escrow Release Date, all covenants set forth in this Indenture and the Notes will be deemed to have been applicable to the Company and its Restricted Subsidiaries (but only at such time as such entities are Restricted Subsidiaries) as if in effect throughout the period from the Issue Date through the Escrow Release Date. Each Person, if any, that is not intended to be a Restricted Subsidiary of the Company following the Escrow Release Date will be automatically designated an Unrestricted Subsidiary when it becomes a Subsidiary of the Company, and such designation will not be treated as a Restricted Payment. Such Unrestricted Subsidiaries will not be party to this Indenture, will not Guarantee the Notes and will not be subject to the covenants in this Indenture or the Notes. For the avoidance of doubt, (i) all restrictive covenants set forth in this Indenture and the Notes will not be applicable to each of the Transferred Entities (as defined in the Acquisition Agreement) prior to becoming a Restricted Subsidiary of the Company on the Escrow Release Date and (ii) if the Escrow Release Date does not occur, the covenants of this Indenture and the Notes will not be considered applicable to the Company or its Restricted Subsidiaries notwithstanding anything herein to the contrary.

ARTICLE 5

SUCCESSOR ISSUER

Section 5.01. When Issuer May Merge or Transfer Assets. The Issuer shall not merge, consolidate or amalgamate with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

(a) the Issuer shall be the surviving Person (the “Surviving Person”) or the Surviving Person (if other than the Issuer) formed by that merger, consolidation or amalgamation or to which that sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(b) the Surviving Person (if other than the Issuer) expressly assumes, by supplemental indenture, executed and delivered to the Trustee by that Surviving Person, in the case of a Surviving Person formed by the merger, consolidation or amalgamation with the Issuer or to which the sale, transfer, assignment, lease, conveyance or disposition is with respect to all or substantially all of the Property of the Issuer, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Issuer;

(c) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Issuer, that Property shall have been transferred as an entirety or virtually as an entirety to one Person;

(d) immediately before and after giving effect to that transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (d) and clause (e) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of that transaction or series of transactions as having been Incurred by the Surviving Person or the Restricted Subsidiary at the time of that transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

(e) immediately after giving effect to that transaction or series of transactions on a pro forma basis, the Issuer or the Surviving Person (if the Surviving Person was previously the Issuer), as the case may be, (i) would be able to Incur at least $1.00 of additional Debt under clause (a) of the first paragraph of the covenant described under Section 4.04 or (ii) the Consolidated Fixed Charges Coverage Ratio of the Issuer or the Surviving Person (if the Surviving Person was previously the Issuer), as applicable, would be greater than or equal to such ratio immediately prior to such transaction, provided, however, that this clause (e) shall not be applicable to the Issuer merging, consolidating or amalgamating with or into an Affiliate incorporated solely for the purpose of reincorporating the Issuer in a State of the United States or changing the name of the Issuer so long as the amount of Debt of the Issuer and the Restricted Subsidiaries is not increased thereby; and

(f) unless the Issuer is the Surviving Person, the Issuer shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that the transaction and the supplemental indenture, if any, in respect thereto comply with this Section and that all conditions precedent herein provided for relating to the transaction and the execution and delivery of a supplemental indenture, as applicable, have been satisfied.

The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Issuer, under this Indenture, but the predecessor company in the case of:

(a) a sale, transfer, assignment, conveyance or other disposition (unless that sale, transfer, assignment, conveyance or other disposition is of all the assets of the Issuer, as an entirety), or

(b) a lease,

shall not be released from any obligation to pay the principal of, premium, if any, and interest on, the Notes.

Section 5.02. When Guarantors May Merge or Transfer Assets. No Guarantor may merge, consolidate or amalgamate with or into any other Person; or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions; or permit any Person to merge, consolidate or amalgamate with or into the Guarantor unless:

(a) the other Person is the Issuer or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction; or

(b) (i) either (x) the Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes by supplemental indenture all of the obligations of the Guarantor under its Note Guaranty; and

(ii) immediately after giving effect to the transaction, no Default has occurred and is continuing; or

(c) the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the Property of the Guarantor (in each case other than to the Issuer or a Restricted Subsidiary) otherwise permitted by this Indenture; and

(d) unless the Guarantor is the continuing Person, the Guarantor shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that the transaction and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to the transaction have been satisfied.

Section 5.03. Application to the Consummation of the Transactions. Notwithstanding anything to the contrary set forth in this Article, the foregoing does not apply to the consummation of the Transactions.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01. Events of Default. The following events shall be “Events of Default”:

(a) the Issuer fails to make the payment of any interest on any Note when the same becomes due and payable, and that failure continues for a period of 30 days;

(b) the Issuer fails to make the payment of any principal of, or premium, if any, on, any Note when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

(c) the Issuer fails to comply with Article 5;

(d) the failure by the Escrow Issuer to pay or cause to be paid the Special Redemption Price on the Special Redemption Date;

(e) the Issuer or any Guarantor fails to comply with any other covenant or agreement in the Notes or in this Indenture (other than a failure that is the subject of the foregoing clause (a), (b), (c) or (d)) and such failure continues for 60 days after written notice is given to the Issuer as specified below;

(f) a default under any Debt by the Issuer or any Restricted Subsidiary that results in acceleration of the maturity of that Debt, or failure to pay any Debt at maturity, in an aggregate amount greater than $50.0 million or its foreign currency equivalent at the time;

(g) any judgment or judgments for the payment of money in an aggregate amount in excess of $50.0 million (or its foreign currency equivalent at the time) (net of amounts covered by insurance or bonded) that shall be rendered against the Issuer or any Restricted Subsidiary and that shall not be waived, satisfied, annulled, discharged or rescinded for any period of 60 consecutive days during which a stay of enforcement shall not be in effect;

(h) the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a custodian of it or for any substantial part of its property; or

(iv) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

(i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Issuer or any Significant Subsidiary in an involuntary case;

(ii) appoints a custodian of the Issuer or any Significant Subsidiary or for any substantial part of its property;

(iii) orders the winding up or liquidation of the Issuer or any Significant Subsidiary; or

(iv) grants any similar relief under any foreign laws relating to insolvency;

and in each such case the order or decree remains unstayed and in effect for 90 days;

(j) except as permitted under this Indenture, any Note Guaranty of any Significant Subsidiary ceases to be in full force and effect, other than in accordance with the terms of this Indenture, or a Guarantor denies or disaffirms its obligations under its Note Guaranty if, and only if, in each such case, such default continues for 10 days; or

(k) at any time prior to the Escrow Release Date, the Escrow Issuer defaults in the performance of, or breaches, any material covenant or agreement of the Escrow Issuer in the Escrow Agreement, or the Lien on the property in the Escrow Account ceases to be perfected or have the priority intended to be provided in the Escrow Agreement, or the Escrow Agreement ceases to be in full force and effect or the Escrow Issuer asserts the invalidity thereof.

A Default under clause (c) or (e) is not an Event of Default until the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding notify the Issuer of the Default and the Issuer does not cure that Default within the time specified after receipt of such notice (the “Notice of Default”). The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.”

The Issuer shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any event that with the giving of notice and the lapse of time would become an Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

Section 6.02. Acceleration. If an Event of Default with respect to the Notes (other than an Event of Default specified in Sections 6.01(h) or 6.01(i) with respect to the Issuer) shall have occurred and be continuing, the Trustee or the registered Holders of not less than 25% in aggregate principal amount of Notes then outstanding may, by notice to the Issuer and the Trustee, declare to be immediately due and payable the principal amount of all the Notes then outstanding, plus accrued but unpaid interest to the date of acceleration. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Sections 6.01(h) or 6.01(i) with respect to the Issuer occurs, the principal of and accrued and unpaid interest on all the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes. After any such acceleration but before a judgment or decree based on acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes may, by notice to the Trustee and the Issuer, rescind and annul any declaration of acceleration (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived (other than nonpayment of principal, premium, or interest that has become due solely because of the acceleration), and (iii) there has been deposited with the Trustee a sum sufficient to pay all sums paid or advanced by the Trustee and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel incurred in connection with the rescinded Event of Default. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

In the event of a default under the Escrow Agreement, the Holders shall have the right to direct the exercise of the remedies of the Trustee under the Escrow Agreement. In the event of an acceleration of the principal of and interest on the Notes prior to the termination of the Escrow Agreement, the Trustee shall deliver a Single Party Payment Instruction to the Escrow Agent, directing the Escrow Agent to release the Escrow Property to the Trustee pursuant to the Escrow Agreement. The Trustee will distribute such Escrow Property pursuant to the priorities described in Section 6.10.

Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, or premium, if any, or interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes) by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Note or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Noteholder adversely affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. If a Default is deemed to occur solely as a consequence of the existence of another Default (the “Initial Default”), then, at the time such Initial Default is cured (including the payment of default interest, if any), the Default that resulted solely because that Initial Default will also be cured without any further action.

Section 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Notes. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or the Escrow Agreement or that the Trustee determines is unduly prejudicial to the rights of other Noteholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Subject to Section 7.01, in case an Event of Default shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers hereunder at the request or direction of any of the Holders, unless the Holders shall have offered to the Trustee indemnity satisfactory to it.

Section 6.06. Limitation on Suits. A Noteholder may not institute any proceeding with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee or pursue any remedy with respect to this Indenture or the Notes, unless:

(a) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made a written request, and such Holder or Holders shall have offered reasonable security or indemnity, to the Trustee to institute such proceeding as trustee; and

(c) the Trustee has not received from the Holders of a majority in aggregate principal amount of the Notes outstanding a direction inconsistent with such request and has failed to institute such proceeding within 60 days after such notice.

Section 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, and interest on, the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder. A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or 6.01(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in this Indenture.

Section 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the Issuer, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for such compensation as agreed upon in writing by the parties hereto, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under this Indenture, or in connection with the transactions contemplated hereunder.

Section 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6 (including pursuant to the Escrow Agreement), it shall pay out the money or property in the following order:

FIRST: to the Trustee for all amounts due under this Indenture;

SECOND: to Noteholders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

THIRD: to the Issuer.

The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date, the Issuer shall mail to each Noteholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit (other than the Trustee), having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Notes.

Section 6.12. Waiver of Stay or Extension Laws. The Issuer (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 6.13. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under this Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Issuer, the Guarantors, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Issuer, the Guarantors, the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 6.14. Rights and Remedies Cumulative. No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

Section 6.15. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE 7

TRUSTEE

Section 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied duties, covenants or obligations shall be read into this Indenture against the Trustee, where duties and obligations shall be determined solely by the express provisions of this Indenture; and

(ii) in the absence of willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from Holders pursuant to the terms of this Indenture.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b) and (c) of this Section.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA, and the provisions of this Article 7 shall apply to the Trustee in its role as Registrar, Paying Agent and Notes Custodian.

(i) The Trustee shall not be deemed to have notice of a Default or an Event of Default unless a Trust Officer of the Trustee has received written notice thereof (in accordance with the notice provisions of this Indenture) from the Issuer or any Holder and such notice references the Notes and this Indenture.

Section 7.02. Rights of Trustee. (a) The Trustee may conclusively rely on any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. The Trustee may, however, in its discretion make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the expense of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b) Before the Trustee acts or refrains from acting, it shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and/or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security and/or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction.

(h) The Trustee may employ or retain accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of determining and discharging its rights and duties hereunder and shall not be responsible for any misconduct on the part of any of them selected with due care.

(i) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(k) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(l) The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(m) Delivery of any reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive or actual notice or knowledge of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee may conclusively rely on a certificate of an authorized Officer of the Issuer).

(n) The Trustee shall have no duty or responsibility to monitor the Issuer’s compliance with the covenants included in Article 4 or the transfer restrictions on the Notes.

The provisions of this Section 7.02 shall survive satisfaction and discharge or the termination, for any reason, of this Indenture and the resignation and/or removal of the Trustee.

Section 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or in any other document other than the certificate of authentication executed by the Trustee.

Section 7.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing of which the Trustee has received written notice, the Trustee shall deliver to each Noteholder notice of the Default or Event of Default within 90 days after written notice of it is received by a Trust Officer of the Trustee. Except in the case of a Default or Event of Default in payment of principal of or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Noteholders.

Section 7.06. Reports by Trustee to Holders. As promptly as practicable after each December 31 beginning with December 31, 2018, and in any event prior to February 28 in each year, the Trustee shall deliver to each Noteholder a brief report dated as of December 31 each year that complies with TIA § 313(a), if and to the extent required by such subsection. The Trustee shall also comply with TIA § 313(b).

A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange (if any) on which the Notes are listed. The Issuer agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

Section 7.07. Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time such reasonable compensation for its services as agreed upon in writing by the parties hereto. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable, documented out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and reasonable, documented out-of-pocket expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Issuer shall indemnify the Trustee against any and all loss, liability, claim, damage, penalty, action, suit, cost and expense (including reasonable attorneys’ fees and out-of-pocket expenses and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred by it in connection with the acceptance or administration of the trust hereunder and/or the transactions contemplated under this Indenture and the Trustee shall have no liability or responsibility for any action or inaction on the part of any Paying Agent, Registrar, Authentication Agent or any successor trustee. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder except to the extent that the Issuer shall have been actually prejudiced as a result of such failure. The Issuer shall defend the claim and the Trustee shall provide reasonable cooperation at the Issuer’s expense in the defense. The Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel; provided, however, that the Issuer shall not be required to pay such fees and expenses if it assumes the Trustee’s defense and, in the Trustee’s reasonable judgment, there is no actual or potential conflict of interest between the Issuer and the Trustee in connection with such defense. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence. The Issuer need not pay for any settlement made by the Trustee without the Issuer’s consent, such consent not to be unreasonably withheld. All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents, successors and assigns.

To secure the Issuer’s payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

The Issuer’s payment obligations pursuant to this Section shall survive the resignation or removal of the Trustee and the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Sections 6.01(h) or 6.01(i) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

The provisions of this Section 7.07 shall survive the satisfaction and discharge or termination, for any reason, of this Indenture and the resignation or removal of the Trustee.

Section 7.08. Replacement of Trustee. The Trustee may resign at any time by providing 30 days’ prior written notice to the Issuer. The Holders of a majority in aggregate principal amount of the Notes then outstanding may remove the Trustee by providing 30 days’ prior written notice to the Trustee and may appoint a successor Trustee. The Issuer may remove the Trustee by providing 30 days’ prior written notice if:

(a) the Trustee fails to comply with Section 7.10;

(b) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a receiver or other public officer takes charge of the Trustee or its property;

(d) the Trustee otherwise becomes incapable of acting; or

(e) there is no Event of Default continuing and no event that upon notice or lapse of time or both, would become an Event of Default.

If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in aggregate principal amount of the Notes then outstanding and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, at the reasonable expense of the Issuer, or the Holders of 10% in aggregate principal amount of the Notes then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Noteholder who has been a bona fide Holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement or resignation of the Trustee pursuant to this Section, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the Trustee and survive the termination of this Indenture.

Section 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

Section 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50.0 million as set forth in its (or its related bank holding company’s) most recent published annual report of condition. The Trustee shall comply with TIA § 310(b), subject to the penultimate paragraph thereof; provided, however, that there shall be excluded from the operation of TIA § 310(b)(i) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

Section 7.11. Preferential Collection of Claims Against Issuer. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

Section 7.12. Escrow Authorization. Each Holder of a Note, by its acceptance of an Original Note, consents and agrees to the terms of the Escrow Agreement, including documents related thereto, as the same may be in effect or may be amended from time to time in writing by the parties thereto in accordance with this Indenture.

ARTICLE 8

DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.01. Discharge of Liability on Notes; Defeasance. (a) When (i) the Issuer delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.07) for cancellation and the Issuer has paid all sums payable by it hereunder, or (ii) (A) all outstanding Notes mature within one year or all of the outstanding Notes are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Issuer irrevocably deposits with the Trustee funds in U.S. Dollars, U.S. Government Obligations or a combination thereof sufficient in the opinion of a nationally recognized accounting firm, to pay at maturity or upon redemption all outstanding Notes, including interest thereon to maturity or such redemption date (other than Notes replaced pursuant to Section 2.07), (C) no Default has occurred and is continuing on the date of the deposit, (D) the deposit will not result in a breach or violation of, or constitute default under, this Indenture or any other material agreement or instrument to which the Issuer is a party or by which it is bound, and (E) the Issuer pays all other sums payable hereunder by the Issuer, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on written demand of the Issuer accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Issuer.

(b) Subject to Sections 8.01(c) and 8.02, the Issuer at any time may terminate (i) all of its obligations under the Notes and this Indenture (“legal defeasance option”) or (ii) its obligations under Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.17, 4.18 and Section 4.19 and the operation of Sections 6.01(e) (with respect to the covenants of Article 4 identified in the immediately preceding paragraph), 6.01(f), 6.01(g), 6.01(h), 6.01(i) and 6.01(j) (but, in the case of Sections 6.01(h) and 6.01(i), with respect only to Significant Subsidiaries) and the limitations contained in clause (e) of Section 5.01 (“covenant defeasance option”). The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.01(c), 6.01(e) (with respect to the covenants of Article 4 identified in the immediately preceding paragraph), 6.01(f), 6.01(g), 6.01(h), 6.01(i) or 6.01(j) (with respect only to Significant Subsidiaries in the case of Sections 6.01(h) and 6.01(i)) or because of the failure of the Issuer to comply with the limitations contained in clause (e) of Section 5.01.

Upon satisfaction of the conditions set forth herein and upon request of the Issuer, accompanied by an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated have been complied with, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

(c) Notwithstanding clauses (a) and (b) above, the Issuer’s obligations in Sections 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.05 and 8.06 shall survive until the Notes have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.07 and 8.05 shall survive such satisfaction or discharge.

Section 8.02. Conditions to Defeasance. The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:

(a) the Issuer irrevocably deposits in trust with the Trustee money in U.S. Dollars, U.S. Government Obligations or a combination thereof for the payment of principal of and interest (including premium, if any) on the Notes to maturity or a redemption date permitted under this Indenture;

(b) the Issuer delivers to the Trustee a certificate from a nationally recognized accounting firm expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest (including premium, if any) when due on all the Notes to maturity or a redemption, as the case may be;

(c) no Default or Event of Default has occurred and is continuing on the date of the deposit and after giving effect thereto;

(d) the deposit does not constitute a default under any other material agreement or instrument binding on the Issuer;

(e) in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that:

(i) the Issuer has received from the Internal Revenue Service a ruling, or

(ii) since the date of this Indenture there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Noteholders will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(f) in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Noteholders will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(g) the Issuer delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of this Indenture and the Notes as contemplated by this Article 8 have been complied with.

Simultaneous with a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article 3.

Section 8.03. Application of Trust Money. The Trustee shall hold in trust money in U.S. Dollars, U.S. Government Obligations or a combination thereof deposited with it pursuant to this Article 8. It shall apply the deposited money in U.S. Dollars, U.S. Government Obligations or a combination thereof through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.

Section 8.04. Repayment to Issuer. The Trustee and the Paying Agent shall promptly turn over to the Issuer upon written request any excess money or securities held by them upon satisfaction of the conditions and occurrence of the events set forth in this Article 8.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money must look to the Issuer for payment as general creditors.

Section 8.05. Indemnity for U.S. Government Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

Section 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money in U.S. Dollars, U.S. Government Obligations or a combination thereof in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Issuer has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENTS

Section 9.01. Without Consent of Holders. The Issuer and the Trustee may amend this Indenture, the Notes or the Escrow Agreement without notice to or consent of any Noteholder:

(a) to cure any ambiguity, omission, defect, mistake or inconsistency;

(b) to provide for the assumption by a successor of the obligations of the Issuer or any Guarantor under this Indenture,

(c) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in definitive, fully registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

(d) to add Guarantees with respect to the Notes or release Guarantors from their Note Guarantees as provided by the terms of this Indenture or the Note Guarantees;

(e) to secure the Notes (and, thereafter, provide releases of collateral in accordance with the security documents entered into in connection therewith), to add to the covenants of the Issuer or any Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer or any Guarantor;

(f) to make any change that would provide any additional rights or benefits to the Holders of Notes or make any change that does not materially adversely affect the rights of any Noteholder;

(g) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA (it being agreed that this Indenture need not be qualified under the TIA);

(h) to provide for the issuance of Additional Notes in accordance with this Indenture;

(i) to provide for the issuance of exchange notes that shall have terms substantially identical in all respects to the Notes (except that the transfer restrictions contained in the Notes shall be modified or eliminated as appropriate) and which shall be treated, together with any outstanding Notes, as a single class of securities;

(j) to provide for the appointment of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of this Indenture;

(k) to conform any provision of this Indenture to the “Description of Notes” contained in the Offering Memorandum; or

(l) to comply with the procedures of DTC or the Trustee with respect to the provisions in this Indenture and the Notes relating to transfers and exchanges of Notes or beneficial interests in Notes.

The consent of the Holders of the Notes is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment becomes effective, the Issuer is required to deliver to each registered Holder of the Notes at the Holder’s address appearing in the security register a notice briefly describing the amendment. However, the failure to give this notice to all Holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment. In connection with any modification, amendment or supplement, the Issuer will deliver to the Trustee an Opinion of Counsel and an Officers’ Certificate upon which the Trustee may conclusively rely, each stating that such modification, amendment or supplement complies with the applicable provisions of this Indenture.

Section 9.02. With Consent of Holders. The Issuer and the Trustee may amend this Indenture, the Notes or the Escrow Agreement without notice to any Noteholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). However, without the consent of each Noteholder adversely affected thereby, an amendment may not:

(a) reduce the amount of Notes whose Holders must consent to an amendment or waiver;

(b) reduce the rate of or extend the time for payment of interest on any Note;

(c) reduce the principal of or extend the Stated Maturity of any Note;

(d) make any Note payable in money other than U.S. Dollars;

(e) make any change to the contractual right of any Holder of the Notes expressly set forth in this Indenture or the Notes to receive payment of principal of and interest on that Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to that Holder’s Notes;

(f) expressly subordinate the Notes to any other obligation of the Issuer or any Guarantor, except as otherwise permitted under this Indenture or the Notes;

(g) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed, as set forth in Section 3.07 or as set forth in the Notes;

(h) reduce the premium payable upon a Change of Control or, at any time after a Change of Control has occurred, change the time at which the Change of Control Offer relating thereto must be made or at which the Notes must be repurchased pursuant to that Change of Control Offer;

(i) at any time after the Issuer is obligated to make a Prepayment Offer with the Excess Proceeds from Asset Sales, change the time at which the Prepayment Offer must be made or at which the Notes must be repurchased pursuant thereto;

(j) change the time at which a Special Redemption must be made or reduce the price to be paid; or

(k) release any Guarantor from any of its obligations under its Note Guaranty or this Indenture, except in accordance with the terms of this Indenture.

The consent of the Holders of the Notes is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment becomes effective, the Issuer is required to deliver to each registered Holder of the Notes at the Holder’s address appearing in the security register a notice briefly describing the amendment. However, the failure to give this notice to all Holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment. In connection with any modification, amendment or supplement, the Issuer will deliver to the Trustee an Opinion of Counsel and an Officers’ Certificate upon which the Trustee may conclusively rely, each stating that such modification, amendment or supplement complies with the applicable provisions of this Indenture.

Section 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

Section 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Noteholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

Section 9.05. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver such Note to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return such Note to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

Section 9.06. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall receive indemnity reasonably satisfactory to it and shall receive, and (subject to Section 7.01) shall be fully protected in conclusively relying upon, in addition to the documents required by Section 12.04, an Officers’ Certificate and an Opinion of Counsel each stating that such amendment is authorized or permitted by this Indenture and is the legal, valid and binding obligation of the Issuer, enforceable in accordance with its terms.

ARTICLE 10

GUARANTEES

Section 10.01. The Guarantees. Subject to the provisions of this Article, each Guarantor that executes a supplemental indenture in the form of Exhibit B or Exhibit C hereby irrevocably and unconditionally guarantees, jointly and severally, on an unsecured basis, the full and punctual payment (whether at Stated Maturity, upon redemption, purchase pursuant to an offer to purchase required under Section 4.07 or Section 4.12 or acceleration, or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable under, each Note, and the full and punctual payment of all other amounts payable by the Issuer under this Indenture (including the Issuer’s obligations under Section 7.07 hereof). Upon failure by the Issuer to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Indenture.

Section 10.02. Guaranty Unconditional. The obligations of each Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by:

(a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Issuer under this Indenture or any Note, by operation of law or otherwise;

(b) any modification or amendment of or supplement to this Indenture or any Note;

(c) any change in the corporate existence, structure or ownership of the Issuer, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Issuer or its assets or any resulting release or discharge of any obligation of the Issuer contained in this Indenture or any Note;

(d) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Issuer, the Trustee or any other Person, whether in connection with this Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(e) any invalidity or unenforceability relating to or against the Issuer for any reason of this Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Issuer of the principal of or interest on any Note or any other amount payable by the Issuer under this Indenture; or

(f) any other act or omission to act or delay of any kind by the Issuer, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder.

Section 10.03. Discharge; Reinstatement. Each Guarantor’s obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Issuer under this Indenture have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the Issuer under this Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, each Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

Section 10.04. Waiver by the Guarantors. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Issuer or any other Person.

Section 10.05. Subrogation and Contribution. Upon making any payment with respect to any obligation of the Issuer under this Article, the Guarantor making such payment will be subrogated to the rights of the payee against the Issuer with respect to such obligation, provided that the Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Issuer hereunder or under the Notes remains unpaid.

Section 10.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Issuer under this Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Issuer, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.

Section 10.07. Limitation on Amount of Guaranty. Notwithstanding anything to the contrary in this Article, each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guaranty of such Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the Bankruptcy Law or any comparable provision of state law. To effectuate that intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Note Guaranty are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the Bankruptcy Law or any comparable provision of state law.

Section 10.08. Execution and Delivery of Guaranty. The execution by each Guarantor of this Indenture (or a supplemental indenture in the form of Exhibit B or Exhibit C) evidences the Note Guaranty of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Note Guaranty set forth in this Indenture on behalf of each Guarantor.

Section 10.09. Release of Guaranty. The Note Guaranty of a Guarantor will terminate, and the Note Guaranty will be automatically and unconditionally released and discharged, upon:

(a) a sale or other disposition (including by way of consolidation or merger) of Capital Stock of the Guarantor following which such Guarantor ceases to be a Subsidiary of the Company or the sale or disposition of all or substantially all the Property of the Guarantor (in each case other than to the Issuer or a Domestic Restricted Subsidiary) otherwise permitted by this Indenture,

(b) the release or discharge of such Guarantor’s guarantee of the obligations under the New Credit Agreement other than a release or discharge through payment thereon,

(c) the designation in accordance with this Indenture of the Guarantor as an Unrestricted Subsidiary,

(d) such Guarantor ceases to be a Restricted Subsidiary and such Guarantor is not otherwise required to provide a Guarantee of the Notes pursuant to the provisions set forth in Section 4.14 or

(e) defeasance or discharge of the Notes, as provided in Article 8.

Upon delivery by the Issuer to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the foregoing effect, the Trustee will execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under its Note Guaranty.

ARTICLE 11

ESCROW ARRANGEMENTS

Section 11.01. Escrow Account. Notwithstanding anything in this Indenture, on the Issue Date simultaneously with the issuance of the Notes, (i) the Issuer and the Company will enter into the Company Commitment Letter and (ii) the Issuer will, pursuant to the terms of the Escrow Agreement, deposit, or cause to be deposited $[492,477,967.50] (the “Initial Escrow Deposit”), into an account pledged to the Trustee (the “Escrow Account”) with Barclays Bank PLC, New York Branch, as Escrow Agent, pursuant to the Escrow Agreement. The Escrow Account and the Escrow Property shall be pledged to the Trustee, for the benefit of the Noteholders. The Escrow Issuer represents and warrants that it is duly incorporated and validly existing as a corporation under the laws of the state of Missouri and is not organized under the laws of any other jurisdiction, and the Escrow Issuer hereby agrees that, prior to the termination of the period from the date hereof through the first to occur of the Escrow Release Date or the Date of Determination, it will not change its name or jurisdiction of organization without giving the Trustee, the Escrow Agent and the Representative not more than 10 or less than five days’ prior written notice thereof.

Section 11.02. Conditions to Release. Subject to the Escrow Agreement and this Article 11, the Escrow Property will be distributed:

(a) to the Escrow Issuer, upon delivery by the Escrow Issuer to the Trustee and Escrow Agent of an (i) Officers’ Certificate (the “Escrow Release Date Officers’ Certificate”), addressed to the Trustee and the Escrow Agent, certifying that (x) all of Escrow Conditions have been met or will be satisfied concurrently with the release of the Escrow Property, (y) all conditions precedent provided for in this Indenture have been complied with, and (z) directing the Trustee and the Escrow Issuer to execute and deliver a Joint Payment Instruction to the Escrow Agent to release all of the Escrow Property to the Escrow Issuer, and (ii) an Opinion of Counsel to the effect that all conditions precedent provided for in this Indenture have been complied with.

Upon receipt of such Escrow Release Date Officer’s Certificate and Opinion of Counsel, the Trustee shall promptly execute and deliver to the Escrow Agent a Joint Payment Instruction instructing the Escrow Agent to release all of the Escrow Property to the Escrow Issuer.

(b) to the Paying Agent, if the Escrow Release Date has not occurred on or prior to the Date of Determination in which case, the Escrow Issuer will deliver to the Trustee on the next Business Day succeeding the Date of Determination (i) a Date of Determination Officer Certificate, and (ii) an Opinion of Counsel to the effect that all conditions precedent provided for in this Indenture have been complied with.

Upon receipt of such Date of Determination Officer’s Certificate and Opinion of Counsel, the Trustee shall promptly execute and deliver to the Escrow Agent a Single Party Payment Instruction instructing the Escrow Agent to immediately release all of the Escrow Property to the Paying Agent and the Escrow Issuer will cause a Special Redemption of the Notes pursuant to Section 3.08.

(c) to the Paying Agent, if the Escrow Release Date has not occurred and the Trustee has not received a Date of Determination Officer Certificate or the Opinion of Counsel described in (b) above prior to 5:00 pm (New York City Time) on the Outside Date, in which case, the Trustee shall deliver to the Escrow Agent a Single Party Payment Instruction instructing the Escrow Agent to immediately release all of the Escrow Property to the Paying Agent, and the Trustee shall issue a Notice of Special Redemption pursuant to Section 3.08.

If the amount of the Escrow Property transferred or to be transferred by the Escrow Agent pursuant to clause (b) or (c) above to the Paying Agent is less than the amount required to fund the Special Redemption at the Special Redemption Price on the Special Redemption Date set forth in the notice of Special Redemption, the Escrow Issuer will transfer or cause to be transferred to the Paying Agent no later than the Business Day prior to the Special Redemption Date, such shortfall amount in U.S. dollars, such that the aggregate amount delivered to the Paying Agent by the Escrow Agent and the Escrow Issuer will be sufficient, without reinvestment, to fund the Special Redemption at the Special Redemption Price on the Special Redemption Date set forth in the notice of Special Redemption. The Escrow Issuer agrees to use commercially reasonable efforts to enforce its rights under the Company Commitment Letter to obtain such shortfall amount from the Company and cause such amount to be transferred to the Paying Agent no later than the Business Day prior to the Special Redemption Date.

Section 11.03. Trustee Direction to Execute Escrow Agreement. The Trustee is hereby authorized and directed to execute and deliver the Escrow Agreement.

ARTICLE 12

MISCELLANEOUS

Section 12.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision that is required to be included in this Indenture by the TIA (if and to the extent this Indenture will be qualified under the TIA), the required provision shall control.

Section 12.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or sent by facsimile (with a hard copy delivered in person or by mail promptly thereafter) and addressed as follows:

if to the Issuer:

Energizer Gamma Acquisition, Inc.

533 Maryville University Drive

St. Louis, Missouri 63141

Facsimile: (314) 985-2258

Attention: General Counsel

with a copy to:

Bryan Cave Leighton Paisner LLP

One Metropolitan Square

21 North Broadway, Suite 3600

St. Louis, Missouri 63102

Facsimile: (314) 552-8149

Attention: R. Randall Wang and Taavi Annus

if to the Trustee:

The Bank of New York Mellon Trust Company, N.A.

2 N. LaSalle Street, Suite 1020

Chicago, IL 60602

Attention: Corporate Trust Administration

Facsimile: 312-827-8543

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Noteholder shall be mailed or delivered to the Noteholder at the Noteholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail or deliver a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed or delivered in the manner provided above, it is duly given, whether or not the addressee receives it.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Issuer elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 12.03. Communication by Holders with Other Holders. Noteholders may communicate pursuant to TIA § 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a) a statement that the individual making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been fully complied with.

Every such certificate or opinion provided under this Indenture shall be without personal recourse to the individual executing the same and may include an express statement to that effect.

Section 12.06. When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

Section 12.07. Rules by Trustee, Paying Agents and Registrar. The Trustee may make reasonable rules for action by or a meeting of Noteholders. The Registrar and the Paying Agents or co-registrar may make reasonable rules for their functions.

Section 12.08. Business Days. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a regular record date is not a Business Day, the record date shall not be affected.

Section 12.09. Governing Law/Waiver of Trial by Jury; Submission to Jurisdiction. THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES AND ANY CLAIM, CONTROVERSY OR DISPUTE RELATING TO OR ARISING OUT OF THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AND EACH HOLDER OF NOTES BY ITS ACCEPTANCE THEREOF IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

The parties irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, City of New York, over any suit, action or proceeding arising out of or relating to this Indenture. To the fullest extent permitted by applicable law, the parties irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 12.10. No Recourse Against Others. No past, present or future director, officer, employee or shareholder, as such, of the Issuer or any Guarantor shall have any liability for any obligations of the Issuer or any Guarantor under the Notes, this Indenture or any Note Guaranty or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

Section 12.11. Successors. All agreements of the Issuer and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. Delivery of an executed signature page by facsimile or electronic transmission (e.g. “pdf” or “tif”), or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www.docusign.com, shall be effective as delivery of a manually executed counterpart hereof.

Section 12.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture and the Notes have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 12.14. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.15. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information within the Issuer’s custody or control or as the Issuer may reasonably obtain that the Trustee may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 12.16. FATCA. In order to assist the Trustee with its compliance with Sections 1471 through 1474 of the U.S. Internal Revenue Code and the rules and regulations thereunder (as in effect from time to time, collectively, the “Applicable Law”) the Issuer agrees (i) to provide to the Trustee reasonably available information regarding the Issuer or the Holders of Notes (solely in their capacity as such) and which is necessary for the Trustee’s determination of whether it has tax related obligations under Applicable Law and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Law and shall have no liability in connection therewith other than as a result of its negligence or willful misconduct. Nothing in the immediately preceding sentence shall be construed as obligating the Issuer to make any “gross up” payment or similar reimbursement in connection with a payment in respect of which amounts are so withheld or deducted.

[Remainder of Page Intentionally Left Blank]

In witness whereof, the parties have caused this Indenture to be duly executed as of the date first written above.

ENERGIZER GAMMA ACQUISITION, INC., as Issuer

By:	/s/ Timothy W. Gorman
Name: Timothy W. Gorman
Title: Executive Vice President, Chief Financial Officer and Principal Accounting Officer

[Signature Page to the Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Karen Yu
Name: Karen Yu
Title: Vice President

[Signature Page to the Indenture]

Appendix A

PROVISIONS RELATING TO THE NOTES

1.	Definitions.

1.1. Definitions.

For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Definitive Note” means a certificated Note bearing, if required, the restricted securities legend set forth in Section 2.3(c).

“Depositary” means with respect to the Notes, The Depository Trust Company, its nominees and their respective successors.

“Distribution Compliance Period” means, with respect to any Notes, the period of 40 consecutive days beginning on the later of (i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the issue date with respect to such Notes.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.

“Original Notes” has the meaning assigned to such term in the recitals to the Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the legend set forth in Section 2.3(c) hereto.

1.2. Other Definitions.

Term	Defined in Section:
“Agent Members”	2.1	(b)
“Automatic Exchange”	2.5
“Automatic Exchange Date”	2.5
“Automatic Exchange Notice Date”	2.5
“Exchange Notice”	2.5
“Global Note”	2.1	(a)
“Regulation S”	2.1
“Regulation S Global Note”	2.1	(a)
“Rule 144A”	2.1
“Rule 144A Global Note”	2.1	(a)

Appendix A-1

2.	The Notes.

2.1. Form and Dating. The Notes will be offered and sold by the Issuer, from time to time. The Notes will be resold initially only to QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and in reliance on Regulation S under the Securities Act (“Regulation S”). The Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein.

(a) Global Notes. The Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “Rule 144A Global Note”) with the restricted securities legend set forth in Exhibit A to this Indenture, and Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form with the global securities legend and the applicable restricted securities legend set forth in Exhibit A to this Indenture (the “Regulation S Global Note”) or with such other legends as may be appropriate. Except as set forth in this Section 2.1(a) and Section 2.3(b) hereof, beneficial ownership interest in a Regulation S Global Note will be exchangeable for interests in a Rule 144A Global Note or a Definitive Note in registered certificated form only after the expiration of the Distribution Compliance Period and then only (i) upon certification that beneficial ownership interests in such Regulation S Global Note are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act and (ii) in the case of an exchange for a Definitive Note, in compliance with the requirements set forth in Section 2.4, in each case without interest coupons and with the global securities legend and restricted securities legend set forth in Exhibit A to this Indenture, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian, and registered in the name of the applicable Depositary or a nominee of the applicable Depositary, duly executed by the Issuer and authenticated by the Trustee or the Authentication Agent as provided in this Indenture. The Rule 144A Global Note and Regulation S Global Note are collectively referred to herein as “Global Notes.” The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the applicable Depositary or its nominee as hereinafter provided.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the applicable Depositary.

The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(b) and pursuant to an order of the Issuer, authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the applicable Depositary for such Global Note or Global Notes or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Notes Custodian.

Appendix A-2

Members of, or participants, in the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Notes Custodian or under such Global Note, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(c) Definitive Notes. Except as provided in Section 2.3 or Section 2.4 hereof, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of Definitive Notes.

2.2. Authentication. The Trustee or Authentication Agent shall authenticate and deliver Notes in accordance with Section 2.03 of this Indenture.

2.3. Transfer and Exchange. (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar or a co-registrar with a request:

(x) to register the transfer of such Definitive Notes; or

(y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(ii) if such Definitive Notes bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B) if such Definitive Notes are being transferred to the Issuer, a certification to that effect; or

Appendix A-3

(C) if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act, (i) a certification to that effect and (ii) an opinion of counsel or other evidence reasonably satisfactory to the Issuer and the Trustee as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(c)(i).

(b) Transfer and Exchange of Global Notes.

(i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the applicable Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Note and such account shall be credited in accordance with such instructions with a beneficial interest in the Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(iv) In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.4, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Original Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuer.

(v) [reserved]

Appendix A-4

(vi) Restrictions on Transfer of Regulation S Global Notes.

(A) During the Distribution Compliance Period, beneficial ownership interests in Regulation S Global Notes may only be sold, pledged or transferred (i) to the Issuer, (ii) in an offshore transaction in accordance with Rule 904 of Regulation S, (iii) to QIBs pursuant to Rule 144A who take delivery in the form of a beneficial interest in the Rule 144A Global Note or (iv) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States; and

(B) Beneficial interests in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).

(c) Legend.

(i) Except as permitted by the following paragraph (ii), each certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE

Appendix A-5

REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT(SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (b), (c) OR (d) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION ACCEPTABLE TO THE ISSUER AND TRUSTEE IF THE ISSUER AND TRUSTEE SO REQUEST), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUER THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) NOT A U.S. PERSON AND IS OUTSIDE OF THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.”

Each Definitive Note will also bear the following additional legend:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

(ii) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act:

(A) in the case of any Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if, and to the extent, no resale restrictions under such Rule shall continue to apply; and

Appendix A-6

(B) in the case of any Transfer Restricted Note that is represented by a Global Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if, and to the extent, no resale restrictions under such Rule shall continue to apply, in either case, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

(d) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation pursuant to its customary practice.

At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) or the applicable Notes Custodian with respect to such Global Note, by the Trustee or the Notes Custodian, as applicable, to reflect such reduction.

(e) Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar’s or co-registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06 and 9.05 of this Indenture).

(iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Note for a period beginning 15 calendar days before (a) the record date for any payment of interest on the Notes, (b) any date fixed for redemption of the Notes or (c) the date fixed for selection of the Notes to be redeemed in part. Also, the Registrar or co-registrar shall not be required to register the transfer or exchange of any Notes selected for redemption. In the event of the transfer of any Note, the transfer agent may require a holder, among other things, to furnish appropriate endorsements and transfer documents as described in the Indenture. Issuer may require a holder to pay any taxes and fees required by law and permitted by the Indenture and the Notes.

Appendix A-7

(iv) Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

(v) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(f) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4. Definitive Notes.

(a) A Global Note deposited with the Depositary or with the Trustee as Notes Custodian pursuant to Section 2.1 shall be transferred (or, in the case of clause (ii) below, shall be transferrable) to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in

Appendix A-8

exchange for such Global Note, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Issuer within 120 days of such notice, or (ii) an Event of Default has occurred or is continuing and the beneficial owner of a Global Note deposited with the Depositary requests such exchange in writing delivered through the Depositary.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Definitive Notes issued in exchange for any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $2,000 and any integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Any Definitive Note delivered in exchange for an interest in the Global Note shall bear the restricted securities legend set forth in Section 2.3(c)(i).

(c) The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

(d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i) or (ii), the Issuer will promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons.

2.5. Exchange of Global Notes Upon Assumption. Upon the consummation of the Assumption, beneficial interests in a Global Note will be exchanged for beneficial interests in a new Global Note without any action or consent required by or on behalf of Holders (the “Automatic Exchange”). In order to effect the Automatic Exchange, the Issuer shall, pursuant to the applicable procedures of the Depositary (i) provide written notice to the Trustee at least three Business Days (or such shorter period as may be acceptable to the Trustee) prior to the date of the Automatic Exchange (the “Automatic Exchange Date”), instructing the Trustee to direct the Depositary to exchange all of the outstanding beneficial interests in the outstanding Global Notes to new Global Notes, which the Issuer shall have previously otherwise made eligible for exchange with the Depositary, (ii) provide prior written notice (the “Exchange Notice”) to each Holder of a Global Note at such Holder’s address appearing in the register of Holders no later than the Business Day prior to the Automatic Exchange Date (the “Automatic Exchange Notice Date”), which notice must include (x) the Automatic Exchange Date, (y) the “CUSIP” number of the Global Note from which such Holder’s beneficial interests will be transferred and the (z) “CUSIP” number of the Global Note into which such Holder’s beneficial interests will be transferred, and (iii) on or prior to the Automatic Exchange Date, deliver to the Trustee for authentication one or more Global Notes, duly executed by the Company, in an aggregate principal amount equal to the Global Notes to be

Appendix A-9

exchanged. At the Issuer’s request on no less than three Business Days’ written notice prior to the Automatic Exchange Date (or such shorter period as may be acceptable to the Trustee), the Trustee shall deliver, in the Issuer’s name and at its expense, the Exchange Notice to each Holder at such Holder’s address appearing in the register of Holders. As a condition to the Automatic Exchange, the Issuer shall provide, and the Trustee shall be entitled to rely upon, an Officers’ Certificate and Opinion of Counsel certifying that the Automatic Exchange is permitted under the Indenture and that all conditions precedent, if any, have been satisfied. Upon such exchange of beneficial interests pursuant to this provision, the Trustee, upon written order of the Issuer, shall authenticate new Global Notes in the form of Exhibit D to the Indenture. The Global Notes from which beneficial interests are exchanged pursuant to the Automatic Exchange shall be canceled immediately following the Automatic Exchange. The Issuer shall, pursuant to the applicable procedures of the Depositary, modify or cancel any notice given to the Trustee pursuant to this Section 2.5 by delivering a supplemental notice to the Trustee no later than the Business Day prior to the Automatic Exchange Date set forth in the original notice.

Appendix A-10

EXHIBIT A

[FORM OF FACE OF INITIAL NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Notes Legend]

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING

THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT(SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (b), (c) OR (d) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION ACCEPTABLE TO THE ISSUER IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUER THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) NOT A U.S. PERSON AND IS OUTSIDE OF THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.”

[Definitive Notes Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[FORM OF FACE OF INITIAL NOTE]

No. [     ]                                                                                                                                                        $

6.375% Senior Notes due 2026

CUSIP No. [29279VAA2] [U2919LAA4]

ISIN No. [US29279VAA26] [USU2919LAA45]

ENERGIZER GAMMA ACQUISITION, INC., a Missouri corporation, promises to pay to                , or registered assigns, the principal sum [of [ ] Dollars ($ )](1) [as set forth on the Schedule of Increases and Decreases annexed hereto](2) on July 15, 2026.

Interest Payment Dates: January 15 and July 15.

            Record Dates: January 1 and July 1.

(1)	Insert for Definitive Securities
(2)	Insert for Global Securities

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

ENERGIZER GAMMA ACQUISITION, INC.

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF INITIAL NOTE]

6.375% Senior Notes due 2026

1.	Interest

ENERGIZER GAMMA ACQUISITION, INC., a Missouri corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer”), promises to pay interest on the principal amount of this 6.375% Senior Note due 2026 (this “Note” and, together with any other 6.375% Senior Notes due 2026, the “Notes”) at the rate per annum shown above. The Issuer will pay interest semiannually on January 15 and July 15 of each year, commencing January 15, 2019. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 6, 2018. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal at the rate borne by the Notes plus 1% per annum, and it shall pay interest on overdue installments of interest at the rate borne by the Notes to the extent lawful.

2.	Method of Payment

The Issuer will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the January 1 or July 1 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Issuer will make all payments in respect of a Definitive Note (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paying Agent and Registrar

Initially, The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Issuer (as defined in the Indenture) or any of its domestically incorporated Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.	Indenture; Note Guaranty

The Issuer issued the Notes under an Indenture, dated as of July 6, 2018 (the “Indenture”), among the Issuer, the Guarantors party thereto from time to time and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”); provided, however, that, in the event the TIA is amended after such date, “TIA” means, to the extent required by any such amendments, the Trust Indenture Act of 1939 as so amended. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the TIA for a statement of those terms. This Note is guaranteed, as set forth in the Indenture.

The Indenture imposes certain limitations on the ability of the Issuer and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Debt, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Issuer and the Guarantors to consolidate or merge with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the Property of the Issuer or the Guarantors.

To the extent permitted by applicable law, in the event of any inconsistency between the terms of the Note and the terms of the Indenture, the terms of the Indenture shall control.

From and after the Escrow Release Date, the Guarantors shall jointly and severally guarantee the Notes pursuant to the terms of the Indenture.

5.	Optional Redemption

(a) Except as set forth below, the Notes may not be redeemed at the option of the Issuer prior to July 15, 2021. On and after July 15, 2021, the Issuer may, at its option, redeem all or any portion of the Notes, at once or over time, upon not less than 30 days nor more than 60 days prior notice. The Notes may be redeemed at the redemption prices as set forth below, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), calculated by the Issuer. The following prices are for Notes redeemed during the 12-month period commencing on July 15 of the years set forth below, and are expressed as percentages of principal amount:

Period	Redemption Price
2021	103.188%
2022	102.125%
2023	101.063%
2024 and thereafter	100.000%

(b) Notwithstanding the foregoing, at any time and from time to time prior to July 15, 2021 the Issuer may, on any one or more occasions, redeem up to a maximum of 40% of the original aggregate principal amount of the Notes issued (including Additional Notes, if any) with the proceeds from one or more Equity Offerings by the Issuer, at a redemption price equal to 106.375% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that immediately after giving effect to any such redemption, at least 60% of the original aggregate principal amount of the Notes (including Additional Notes, if any) remains outstanding. Any such redemption shall be made within 90 days of such Equity Offering upon not less than 30 and no more than 60 days’ prior notice.

(c) Notwithstanding the foregoing, the Issuer may choose to redeem all or any portion of the Notes, at once or over time, prior to July 15, 2021. If it does so, it may redeem the Notes upon not less than 30 days nor more than 60 days prior notice. To redeem the Notes, the Issuer must pay a redemption price equal to the sum of:

(i) 100% of the principal amount of the Notes to be redeemed, plus

(ii) the Applicable Premium,

plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The Issuer shall have the right to redeem the Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, following the consummation of a Change of Control if at least 90% of the Notes outstanding prior to such consummation are purchased pursuant to a Change of Control Offer with respect to such Change of Control.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(a) 1.0% of the principal amount of such Note; and

(b) the excess, if any, of (i) the present value on such Redemption Date of (A) the redemption price of such Notes on July 15, 2021 (such redemption price being that described in clause (a) of this paragraph 5), plus (B) all required remaining scheduled interest payments due on such Note through July 15, 2021 computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (ii) the principal amount of such Note.

“Treasury Rate” means, as obtained by the Issuer, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business

Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to July 15, 2021; provided, however, that if the period from such Redemption Date to July 15, 2021 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

6.	Notice of Optional Redemption

Notice of redemption will be mailed by first-class mail and in the case of Notes held in book-entry form, by electronic transmission at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his or her registered address. Any notice to Holders of Notes of such a redemption pursuant to clause (c) in paragraph 5 needs to include the appropriate calculation of the redemption price, but does not need to include the redemption price itself. The actual redemption price, calculated as described in such clause (c), must be set forth in an Officers’ Certificate delivered to the Trustee no later than two Business Days prior to the Redemption Date. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the Redemption Date, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

Any redemption or notice of redemption issued pursuant to paragraph 5 may, in the Issuer’s discretion, be subject to one or more conditions precedent.

7.	Sinking Fund

Except as set forth in Section 3.08 of the Indenture, the Notes are not subject to any sinking fund.

8.	Repurchase of Notes at the Option of Holders upon Change of Control

Upon a Change of Control, any Holder of Notes will have the right, subject to certain conditions specified in the Indenture, to cause the Issuer to repurchase all or any part of the Notes of such Holder at a purchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

Any notice to Holders of Notes of such a redemption needs to include the appropriate calculation of the redemption price, but does not need to include the redemption price itself. The actual redemption price, calculated as described above, must be set forth in an Officers’ Certificate delivered to the Trustee no later than two Business Days prior to the redemption date.

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business, on such record date. In the case of any partial redemption, the Trustee will select Notes for redemption by lot; provided that if the Notes are in global form, interests in such global notes will be selected for redemption by DTC in accordance with its standard procedures therefor, although no Note of $2,000 in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

9.	Special Redemption

In the event that the Escrow Release Date has not occurred on or prior to the earlier to occur of (i) the determination by the Board of Directors of the Company, in its good faith judgment, that the Escrow Release Date will not occur on or prior to the Outside Date, (ii) the Acquisition Agreement having been terminated in accordance with its terms, or (iii) July 15, 2019 (the “Outside Date”), the Issuer shall redeem each Note (the “Special Redemption”), on the date that is five Business Days after the Date of Determination (the “Special Redemption Date”), at the Special Redemption Price. If the Escrow Release Date has not occurred on or prior to the Date of Determination, upon the receipt of written instruction from the Escrow Issuer, which instruction shall include a statement that the Date of Determination has occurred and a notice as to the amount of the Special Redemption Price, and an Officers’ Certificate and Opinion of Counsel, each to the effect that all conditions precedent provided for in the Indenture to the Special Redemption have been complied with, which the Issuer is required to provide by the close of business on the next Business Day following the Date of Determination, the Trustee will send a notice of such Special Redemption on behalf of the Escrow Issuer to the Holders of the Notes (in the form provided to it by the Escrow Issuer) on the second Business Day after the Date of Determination. The Escrow Issuer will not be required to make a Special Redemption following the Release. Any excess Escrow Property will be returned to the Issuer.

10.	Denominations; Transfer; Exchange

The Notes are in definitive, fully registered form without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Note for a period beginning 15 calendar days before (a) the record date for any payment of interest on the Notes, (b) any date fixed for redemption of the Notes or (c) the date fixed for selection of the Notes to be redeemed in part. Also, the Registrar or co-registrar shall not be required to register the transfer or exchange of any Notes selected for redemption.

11.	Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

12.	Unclaimed Money

Subject to any applicable abandoned property law, if money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment.

13.	Discharge and Defeasance

Subject to certain conditions, the Issuer at any time may terminate some of or all its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee money in U.S. Dollars or U.S. Government Obligations for the payment of principal of and interest (including premium, if any) on the Notes, in each case to redemption or maturity.

14.	Amendment, Waiver

The Indenture and the Notes may be amended and supplemented as provided in the Indenture.

15.	Defaults and Remedies

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding, subject to certain limitations, may declare all the Notes to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity and/or security satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Issuer and the Trustee, may rescind and annul any declaration of acceleration and its consequences except a Default in the payment of the principal of or interest on a Note or a Default in respect of a provision that under the Indenture cannot be amended without the consent of each Noteholder adversely affected.

16.	Trustee Dealings with the Issuer

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

17.	No Recourse Against Others

No past, present or future director, officer, employee or shareholder, as such, of the Issuer or any Guarantor shall have any liability for any obligations of the Issuer or any Guarantor under the Notes, this Indenture or any Note Guaranty or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

18.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

19.	Abbreviations

Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.	Governing Law/Waiver of Trial by Jury; Submission to Jurisdiction

THIS NOTE AND ANY CLAIM, CONTROVERSY OR DISPUTE RELATING TO OR ARISING OUT OF NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AND EACH HOLDER OF NOTES BY ITS ACCEPTANCE THEREOF IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

The parties irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, City of New York, over any suit, action or proceeding arising out of or relating to this Indenture. To the fullest extent permitted by applicable law, the parties irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

21.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. To the extent such numbers have been issued, the Issuer has caused ISIN and Common Code numbers to be similarly printed on the Notes and has similarly instructed the Trustee. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

All capitalized terms used but not defined in this Note shall have the meanings assigned to them in the Indenture.

ENERGIZER GAMMA ACQUISITION, INC. 6.375% SENIOR NOTES DUE 2026

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:
Sign exactly as your name appears on the other side of this note

In connection with any transfer of any of the Notes evidenced by this certificate occurring while this Note is a Transfer Restricted Note, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	To the Issuer; or

(2)	☐	Pursuant to an effective registration statement under the Securities Act of 1933; or

(3)	☐	Inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)	☐	Outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(5)	☐	Pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

(6)	☐	Pursuant to another available exemption from registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Trustee or the Issuer may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

Date:
Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
NOTICE: To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $[             ]. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

ENERGIZER GAMMA ACQUISITION, INC. 6.375% SENIOR NOTES DUE 2026

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.07 (Asset Sale) or Section 4.12 (Change of Control) of the Indenture, check the box:  ☐

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.07 or Section 4.12 of the Indenture, state the amount:

$

Date:
(Sign exactly as your name appears on the other side of the Note) Signature Guarantee:

Signature Guarantee:	Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

Date:
Signature of Signature Guarantee

EXHIBIT B

[FORM OF SUPPLEMENTAL INDENTURE

RELATED TO THE ASSUMPTION AND ESCROW RELEASE DATE GUARANTEES]

SUPPLEMENTAL INDENTURE

RELATED TO THE ASSUMPTION AND GUARANTEES

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [•], 201[•], among ENERGIZER HOLDINGS, INC., a Delaware corporation (the “Company”), the guarantors party hereto (the “New Guarantors”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee (the “Trustee”).

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the indenture entered into by and between Energizer Gamma Acquisition, Inc. (the “Escrow Issuer”), the Guarantors party thereto from time to time and the Trustee, dated as of July 6, 2018 (the “Indenture”).

Section 2. The Company, by its execution of this Supplemental Indenture, agrees to (i) become a party to the Indenture as the “Issuer” and (ii) unconditionally assume all of the obligations of the Escrow Issuer under the Notes and the Indenture on the terms and subject to the conditions set forth in the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes as the Issuer and to perform all of the obligations and agreements of the Issuer under the Indenture.

Section 3. Each New Guarantor, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.

Section 4. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Section 5. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument. Delivery of an executed signature page by facsimile or electronic transmission (e.g. “pdf” or “tif”), or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www.docusign.com, shall be effective as delivery of a manually executed counterpart hereof.

Section 6 This Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and this Supplemental Indenture will henceforth be read together.

Section 7. The Indenture is in all respects ratified and confirmed and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 8. The recitals and statements herein are deemed to be those of the Company and the New Guarantors and not the Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the Guarantees provided by the Guarantors party to this Supplemental Indenture.

Section 9. All notices or other communications to the Issuer and the Guarantors shall be given as provided in Section 12.02 of the Indenture.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

ENERGIZER HOLDINGS, INC., as Company

By:

Name:
Title:

Energizer, LLC

Energizer Manufacturing, Inc.

Energizer Brands, LLC

Energizer International, Inc.

Energizer Investment Company

Energizer Brands II Holding, LLC

Associated Products, LLC

American Covers, LLC

California Scents, LLC

each as a New Guarantor

By:

Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., not in its individual capacity, but solely as Trustee

By:

Name:
Title:

EXHIBIT C

[FORM OF SUPPLEMENTAL INDENTURE FOR FUTURE GUARANTORS]

SUPPLEMENTAL INDENTURE

dated as of             ,

among

ENERGIZER HOLDINGS, INC.

The Guarantors Party Hereto

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

6.375% Senior Notes due 2026

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of             ,among ENERGIZER HOLDINGS, INC., a Missouri corporation (the “Issuer”), [insert each Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation] (each an “Undersigned”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee (the “Trustee”).

RECITALS

WHEREAS, Energizer Gamma Acquisition, Inc. (the “Escrow Issuer”) and the Trustee entered into an Indenture, dated as of July 6, 2018 (the “Original Indenture”), relating to the Escrow Issuer’s 6.375% Senior Notes due 2026 (the “Notes”);

WHEREAS, the Issuer and the Guarantors party thereto have heretofore executed and delivered to the Trustee the Supplemental Indenture to the Original Indenture dated as of [•], 201[•] (the Original Indenture, as supplemented by such Supplemental Indenture, the “Indenture”), whereby the Issuer agreed to assume all of the obligations of the Escrow Issuer under the Notes and the Original Indenture and the Guarantors agreed to be bound by the provisions of the Indenture applicable to the Guarantors;

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Issuer agreed pursuant to the Indenture to cause any Domestic Restricted Subsidiary of the Issuer that is required to provide a guarantee or is a borrower under the New Credit Agreement to provide a Note Guaranty.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.

Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument. Delivery of an executed signature page by facsimile or electronic transmission (e.g. “pdf” or “tif”), or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www.docusign.com, shall be effective as delivery of a manually executed counterpart hereof.

Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and this Supplemental Indenture will henceforth be read together.

Section 6. The recitals and statements herein are deemed to be those of the Issuer and the Undersigned and not the Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the Guarantees provided by the Guarantors party to this Supplemental Indenture.

Section 7. All notices or other communications to the Issuer and the Guarantors shall be given as provided in Section 12.02 of the Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ENERGIZER HOLDINGS, INC., as Issuer

By:
Name:
Title:

[GUARANTOR(S)]

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

EXHIBIT D

[FORM OF FACE OF NOTE FOLLOWING THE ASSUMPTION]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Notes Legend]

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING

THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT(SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (b), (c) OR (d) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION ACCEPTABLE TO THE ISSUER IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUER THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) NOT A U.S. PERSON AND IS OUTSIDE OF THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.”

[Definitive Notes Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[FORM OF FACE OF NOTE FOLLOWING THE ASSUMPTION]

No. [     ]                                                                                                                                                    $

6.375% Senior Notes due 2026

CUSIP No. [29272WAA7] [U29195AA9]

ISIN No. [US29272WAA71] [USU29195AA96]

ENERGIZER HOLDINGS, INC., a Missouri corporation, promises to pay to             , or registered assigns, the principal sum [of [ ] Dollars ($ )](1) [as set forth on the Schedule of Increases and Decreases annexed hereto](2) on July 15, 2026.

Interest Payment Dates: January 15 and July 15.

Record Dates: January 1 and July 1.

(1)	Insert for Definitive Securities
(2)	Insert for Global Securities

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

ENERGIZER HOLDINGS, INC.

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]

6.375% Senior Notes due 2026

1.	Interest

ENERGIZER HOLDINGS, INC., a Missouri corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer”), promises to pay interest on the principal amount of this 6.375% Senior Note due 2026 (this “Note” and, together with any other 6.375% Senior Notes due 2026, the “Notes”) at the rate per annum shown above. The Issuer will pay interest semiannually on January 15 and July 15 of each year, commencing January 15, 2019. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 6, 2018. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal at the rate borne by the Notes plus 1% per annum, and it shall pay interest on overdue installments of interest at the rate borne by the Notes to the extent lawful.

2.	Method of Payment

The Issuer will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the January 1 or July 1 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Issuer will make all payments in respect of a Definitive Note (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paying Agent and Registrar

Initially, The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Issuer (as defined in the Indenture) or any of its domestically incorporated Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.	Indenture; Note Guaranty

The Issuer issued the Notes under an Indenture, dated as of July 6, 2018 (the “Indenture”), among the Issuer, the Guarantors party thereto and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”); provided, however, that, in the event the TIA is amended after such date, “TIA” means, to the extent required by any such amendments, the Trust Indenture Act of 1939 as so amended. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the TIA for a statement of those terms. This Note is guaranteed, as set forth in the Indenture.

The Indenture imposes certain limitations on the ability of the Issuer and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Debt, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Issuer and the Guarantors to consolidate or merge with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the Property of the Issuer or the Guarantors.

To the extent permitted by applicable law, in the event of any inconsistency between the terms of the Note and the terms of the Indenture, the terms of the Indenture shall control.

5.	Optional Redemption

(a) Except as set forth below, the Notes may not be redeemed at the option of the Issuer prior to July 15, 2021. On and after July 15, 2021, the Issuer may, at its option, redeem all or any portion of the Notes, at once or over time, upon not less than 30 days nor more than 60 days prior notice. The Notes may be redeemed at the redemption prices as set forth below, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), calculated by the Issuer. The following prices are for Notes redeemed during the 12-month period commencing on July 15 of the years set forth below, and are expressed as percentages of principal amount:

Period	Redemption Price
2021	103.188%
2022	102.125%
2023	101.063%
2024 and thereafter	100.000%

(b) Notwithstanding the foregoing, at any time and from time to time prior to July 15, 2021 the Issuer may, on any one or more occasions, redeem up to a maximum of 40% of the original aggregate principal amount of the Notes issued (including Additional Notes, if any) with the proceeds from one or more Equity Offerings by the Issuer, at a redemption price equal to 106.375% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that immediately after giving effect to any such redemption, at least 60% of the original aggregate principal amount of the Notes (including Additional Notes, if any) remains outstanding. Any such redemption shall be made within 90 days of such Equity Offering upon not less than 30 and no more than 60 days’ prior notice.

(c) Notwithstanding the foregoing, the Issuer may choose to redeem all or any portion of the Notes, at once or over time, prior to July 15, 2021. If it does so, it may redeem the Notes upon not less than 30 days nor more than 60 days prior notice. To redeem the Notes, the Issuer must pay a redemption price equal to the sum of:

(i) 100% of the principal amount of the Notes to be redeemed, plus

(ii) the Applicable Premium,

plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The Issuer shall have the right to redeem the Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, following the consummation of a Change of Control if at least 90% of the Notes outstanding prior to such consummation are purchased pursuant to a Change of Control Offer with respect to such Change of Control.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(a) 1.0% of the principal amount of such Note; and

(b) the excess, if any, of (i) the present value on such Redemption Date of (A) the redemption price of such Notes on July 15, 2021 (such redemption price being that described in clause (a) of this paragraph 5), plus (B) all required remaining scheduled interest payments due on such Note through July 15, 2021 computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (ii) the principal amount of such Note.

“Treasury Rate” means, as obtained by the Issuer, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to July 15, 2021; provided, however, that if the period from such Redemption Date to July 15, 2021 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

6.	Notice of Optional Redemption

Notice of redemption will be mailed by first-class mail and in the case of Notes held in book-entry form, by electronic transmission at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his or her registered address. Any notice to Holders of Notes of such a redemption pursuant to clause (c) in paragraph 5 needs to include the appropriate calculation of the redemption price, but does not need to include the redemption price itself. The actual redemption price, calculated as described in such clause (c), must be set forth in an Officers’ Certificate delivered to the Trustee no later than two Business Days prior to the Redemption Date. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the Redemption Date, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

Any such redemption or notice of redemption issued pursuant to paragraph 5 may, in the Issuer’s discretion, be subject to one or more conditions precedent.

7.	Sinking Fund

Except as set forth in Section 3.08 of the Indenture, the Notes are not subject to any sinking fund.

8.	Repurchase of Notes at the Option of Holders upon Change of Control

Upon a Change of Control, any Holder of Notes will have the right, subject to certain conditions specified in the Indenture, to cause the Issuer to repurchase all or any part of the Notes of such Holder at a purchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

Any notice to Holders of Notes of such a redemption needs to include the appropriate calculation of the redemption price, but does not need to include the redemption price itself. The actual redemption price, calculated as described above, must be set forth in an Officers’ Certificate delivered to the Trustee no later than two Business Days prior to the redemption date.

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business, on such record date. In the case of any partial redemption, the Trustee will select Notes for redemption by lot; provided that if the Notes are in global form, interests in such global notes will be selected for redemption by DTC in accordance with its standard procedures therefor, although no Note of $2,000 in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

9.	Denominations; Transfer; Exchange

The Notes are in definitive, fully registered form without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Note for a period beginning 15 calendar days before (a) the record date for any payment of interest on the Notes, (b) any date fixed for redemption of the Notes or (c) the date fixed for selection of the Notes to be redeemed in part. Also, the Registrar or co-registrar shall not be required to register the transfer or exchange of any Notes selected for redemption.

10.	Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

11.	Unclaimed Money

Subject to any applicable abandoned property law, if money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment.

12.	Discharge and Defeasance

Subject to certain conditions, the Issuer at any time may terminate some of or all its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee money in U.S. Dollars or U.S. Government Obligations or a combination thereof for the payment of principal of and interest (including premium, if any) on the Notes, in each case to redemption or maturity.

13.	Amendment, Waiver

The Indenture and the Notes may be amended and supplemented as provided in the Indenture.

14.	Defaults and Remedies

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding, subject to certain limitations, may declare all the Notes to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity and/or security satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Issuer and the Trustee, may rescind and annul any declaration of acceleration and its consequences except a Default in the payment of the principal of or interest on a Note or a Default in respect of a provision that under the Indenture cannot be amended without the consent of each Noteholder adversely affected.

15.	Trustee Dealings with the Issuer

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

16.	No Recourse Against Others

No past, present or future director, officer, employee or shareholder, as such, of the Issuer or any Guarantor shall have any liability for any obligations of the Issuer or any Guarantor under the Notes, this Indenture or any Note Guaranty or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

17.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

18.	Abbreviations

Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.	Governing Law/Waiver of Trial by Jury; Submission to Jurisdiction

THIS NOTE AND ANY CLAIM, CONTROVERSY OR DISPUTE RELATING TO OR ARISING OUT OF NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AND EACH HOLDER OF NOTES BY ITS ACCEPTANCE THEREOF IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

The parties irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, City of New York, over any suit, action or proceeding arising out of or relating to this Indenture. To the fullest extent permitted by applicable law, the parties irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

20.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. To the extent such numbers have been issued, the Issuer has caused ISIN and Common Code numbers to be similarly printed on the Notes and has similarly instructed the Trustee. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

All capitalized terms used but not defined in this Note shall have the meanings assigned to them in the Indenture.

ENERGIZER HOLDINGS, INC. 6.375% SENIOR NOTES DUE 2026

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:
Sign exactly as your name appears on the other side of this note

In connection with any transfer of any of the Notes evidenced by this certificate occurring while this Note is a Transfer Restricted Note, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	To the Issuer; or

(2)	☐	Pursuant to an effective registration statement under the Securities Act of 1933; or

(3)	☐	Inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)	☐	Outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(5)	☐	Pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

(6)	☐	Pursuant to another available exemption from registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Trustee or the Issuer may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature

Signature Guarantee:	Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

Date:
Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
NOTICE: To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $[            ]. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

ENERGIZER HOLDINGS, INC. 6.375% SENIOR NOTES DUE 2026

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.07 (Asset Sale) or Section 4.12 (Change of Control) of the Indenture, check the box:  ☐

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.07 or Section 4.12 of the Indenture, state the amount:

$

Date:
(Sign exactly as your name appears on the other side of the Note) Signature Guarantee:

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

Date:
Signature of Signature Guarantee